                                                                       Exhibit E

                             SHAREHOLDERS AGREEMENT

                                  BY AND AMONG

                    POWER TECHNOLOGY INVESTMENT CORPORATION,

                               FMRC FAMILY TRUST,

                          PICCHIO PHARMACEUTICALS INC.

                                       AND

                              DR. FRANCESCO BELLINI

                                  (INTERVENANT)

                             DATED DECEMBER 17, 2001

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 DEFINITIONS AND INTERPRETATION.......................................3
     1.1        Definitions....................................................3

ARTICLE 2 TERM OF AGREEMENT....................................................7
     2.1        Term...........................................................7
     2.2        Old Shareholders Agreement.....................................8

ARTICLE 3 IMPLEMENTATION OF AGREEMENT..........................................8
     3.1        Shareholder Covenants..........................................8
     3.2        Conflict.......................................................8
     3.3        Covenants by the Corporation...................................8
     3.4        One Party......................................................8

ARTICLE 4 ADDITIONAL SUBSCRIPTION..............................................9
     4.1        Additional Subscription........................................9
     4.2        Promissory Note................................................9

ARTICLE 5 INVESTMENT PROCESS...................................................9
     5.1        Sourcing of Opportunities......................................9
     5.2        Assessment and Evaluation.....................................10
     5.3        Board Submission..............................................10
     5.4        Scientific Development Process................................11

ARTICLE 6 SALE AND ISSUANCE OF SHARES.........................................11
     6.1        Sale and Issue Restrictions...................................11
     6.2        Right of First Opportunity....................................12
     6.3        Tag-Along Right...............................................13
     6.4        Drag Along Right..............................................14
     6.5        Rights of Purchaser...........................................15
     6.6        Transfer to an Affiliate......................................15
     6.7        Pre-emptive Rights............................................15
     6.8        Indebtedness of Shareholder to Corporation....................17

ARTICLE 7 BOARD OF DIRECTORS, MANAGEMENT AND ORGANIZATION.....................18
     7.1        Board of Directors............................................18
     7.2        Terms of Office...............................................18
     7.3        Powers and Duties of Directors................................18
     7.4        Casting Vote..................................................18
     7.5        Exercise of Authority.........................................19
     7.6        Extraordinary Matters.........................................19
     7.7        Recourse against Shareholders.................................21
     7.8        Meetings of Shareholders......................................21
     7.9        Committees....................................................22
     7.10       Management....................................................22
     7.11       Insurance.....................................................23
     7.12       Initial Public Offering.......................................24

ARTICLE 8 FINANCIAL AND ACCOUNTING PRACTICES..................................25
     8.1        Maintain Books................................................25
     8.2        Fiscal Year End...............................................25
     8.3        Additional Reporting..........................................25

ARTICLE 9 RIGHT OF FIRST BUSINESS OPPORTUNITY AND NON-COMPETITION.............27
     9.1        Right of First Business Opportunity...........................27
     9.2        Non-Competition - Shareholders................................27
     9.3        Non-Competition - Dr. Francesco Bellini.......................28
     9.4        Application to Family Members of Dr. Francesco Bellini........28
     9.5        Limitation....................................................28
     9.6        Injunction....................................................29

ARTICLE 10 REPRESENTATIONS, WARRANTIES, COVENANTS AND SHAREHOLDER RELATIONS...29
     10.1       General.......................................................29
     10.2       The Corporation...............................................29
     10.3       Covenants of FMRC.............................................30
     10.4       Relations among Shareholders..................................30

ARTICLE 11 CONFIDENTIALITY....................................................30
     11.1       Confidentiality...............................................30
     11.2       Survival......................................................31

ARTICLE 12 MEDIATION AND ARBITRATION..........................................31
     12.1       Dispute Resolution Procedures.................................31
     12.2       First Level...................................................31
     12.3       Mediation.....................................................31
     12.4       Arbitration...................................................32
     12.5       No Winding-Up.................................................32

ARTICLE 13 GENERAL MATTERS....................................................33
     13.1       No Agency or Partnership......................................33
     13.2       Notice........................................................33
     13.3       Endorsement of Share Certificates.............................34
     13.4       Employee Stock Ownership Plan.................................34
     13.5       Quantity and Gender...........................................34
     13.6       Table of Contents and Section Headings........................34
     13.7       Generally Accepted Accounting Principles......................34
     13.8       Statutes......................................................35
     13.9       Severability..................................................35
     13.10      Currency......................................................35
     13.11      Entire Agreement..............................................35
     13.12      Governing Law.................................................35
     13.13      Expiry of Delay...............................................35
     13.14      Recitals......................................................35

     13.15      Including.....................................................36
     13.16      Binding Contract..............................................36
     13.17      Reclassification of Shares....................................36
     13.18      Assignment....................................................36
     13.19      Further Assurances............................................36
     13.20      Counterparts..................................................37
     13.21      Consents and Waivers..........................................37
     13.22      Amendment.....................................................37
     13.23      Language of Agreement.........................................37

SHAREHOLDERS AGREEMENT made as of the 17th day of December 2001.

BY AND AMONG:                 POWER TECHNOLOGY INVESTMENT CORPORATION, a
                              corporation duly constituted under the laws of Canada, having its head office at 751 Victoria
                              Square, Montreal, Quebec, H2Y 2J3, herein acting and represented by _______________, duly authorized as he so declares;

                              (hereinafter referred to as "PTIC")


AND: VERN STRANG ES QUALITE, TRUSTEE OF THE FMRC FAMILY TRUST, a trust duly constituted in accordance with the laws of the Province of Alberta, having its registered office at 1400, 350-7th Avenue S.W., Calgary, Alberta, T2P 3N9;

                              (hereinafter referred to as "FMRC")

                              (PTIC and FMRC are hereinafter referred to as the "SHAREHOLDERS")


AND: PICCHIO PHARMACEUTICALS INC., duly constituted under the laws of Canada, having its principal place of business at 759 Victoria Square, Suite 224, Montreal, Quebec, H2Y 2J7, herein acting and represented by ____________________, duly authorized as he so declares;

                              (hereinafter referred to as the "CORPORATION"; the Shareholders and the Corporation sometimes collectively referred to as the "PARTIES", or individually as a "PARTY")


WHEREAS PTIC, FMRC, Virtual Pharmaceuticals Inc. and Dr. Francesco Bellini (Intervenant) executed a shareholders agreement made as of the 13th day of November 2001, which agreement was only to take effect as of the date that PTIC and FMRC jointly agreed, in writing, that certain conditions had been fulfilled to their mutual satisfaction (the "OLD SHAREHOLDERS AGREEMENT");

WHEREAS PTIC and FMRC have agreed to terminate the Old Shareholders Agreement and replace same with this Agreement;

WHEREAS the Shareholders intend that the Corporation function as an investment vehicle to identify and acquire companies in the biotechnology, pharmaceutical and health science fields worldwide, with an initial emphasis on companies that are involved in research, development, production and/or marketing of products in the cancer and diabetes type II fields. The Corporation shall, as its mission, use a novel approach to become a full-fledged international pharmaceutical company in five (5) to ten (10) years. It shall have an experienced and proven management team which shall identify and then in-license or acquire controlling interests in complimentary biotechnology projects, which projects will be managed in-house while the labour related to the development of such projects will be outsourced in order to minimize costs and increase efficiency. Any phase II and phase III clinical trials of any underlying technology will be financed through a public offering while (a) future commercialization of any projects will be sustained through distribution or alliance agreements with multinational partners and (b) the Corporation will attempt to maintain direct or indirect control of the underlying technology;

WHEREAS the Shareholders recognize the importance of the expertise of Dr. Francesco Bellini in formulating the innovative organizational structure and business mission of the Corporation and the key role he will be called upon to play in directing the strategic development of the Corporation;

WHEREAS the Shareholders also recognize that the monitoring and control of the Corporation's scientific development on the one hand and the identification, assessment and evaluation and the execution of the Corporation's investments in the Business on the other hand will require a dynamic and transparent process to which Dr. Francesco Bellini will ensure that management is committed under distinct and customized procedures in each case;

WHEREAS the authorized capital of the Corporation shall consist solely of an unlimited number of subordinate voting shares, an unlimited number of multiple voting shares and an unlimited number of non-voting redeemable, non-cumulative preferred shares;

WHEREAS the issued and outstanding shares in the share capital of the Corporation are beneficially and of record as follows:

--------------------------------------------------------------------------------
                         NUMBER OF                           NUMBER OF
                 SUBORDINATE VOTING SHARES             MULTIPLE VOTING SHARES
     NAME OF          (AND AGGREGATE                       (AND AGGREGATE
   SHAREHOLDER    SUBSCRIPTION PRICE TO BE            SUBSCRIPTION PRICE TO BE
                      PAID THEREFORE)                      PAID THEREFORE)
--------------------------------------------------------------------------------
      PTIC              2,000,000                             3,000,000
                       ($2,000,000)                          ($3,000,000)
--------------------------------------------------------------------------------
      FMRC              2,000,000                              3,000,000
                       ($2,000,000)                           ($3,000,000)
--------------------------------------------------------------------------------

WHEREAS the Shareholders wish to enter into this Shareholders Agreement in order to establish their respective rights and obligations with respect to the issued and unissued shares in the share capital of the Corporation, the management and conduct of the business of the Corporation and various other matters hereinafter set forth; and

WHEREAS Dr. Francesco Bellini is intervening hereto to covenant to be bound by the specific obligations, undertakings and agreements incumbent upon him personally as herein set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), the Parties hereto covenant and agree with each other as follows:

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1    Definitions

       The Parties hereto agree that, within the context of this Agreement, the schedules hereto and all documents ancillary thereto, the words and expressions set forth hereinafter has the meaning attributed thereto in this Article 1, unless otherwise indicated or unless the context is incompatible therewith:

       "ACT" means the Canada Business Corporations Act, as amended from time to time;

       "AFFILIATE" means, with respect to any Person, any other Person which, directly or indirectly, is Controlled by such first Person, and, with respect to any individual, any member of the immediate family of such individual or any other Person over whom or over whose activities or conduct, in any manner and whether by contract, agreement, understanding or otherwise, that individual exercises control and direction;

       "AGREEMENT" means this Shareholders Agreement, as amended, modified, replaced, restated or supplemented from time to time;

       "ARM'S LENGTH" means "arm's length" for the purposes of the Income Tax Act (Canada), as amended from time to time;

       "ARTICLES" means the articles of incorporation of the Corporation, as amended or restated from time to time;

       "ASSOCIATE" has the meaning ascribed thereto in the Act;

       "BUDGET" has the meaning ascribed thereto in Section 8.3.5 hereof;

       "BUSINESS" means the business of the Corporation, its Subsidiaries or any Investee Entity now and heretofore or hereafter conducted or in the process of being conducted by the Corporation, Subsidiary or Investee Entity up to the date of termination of this Agreement, including, without limitation, (a) the business of, directly or indirectly, developing, producing and marketing pharmaceutical products and (b) acting as an investment vehicle to identify and acquire companies in the biotechnology, pharmaceutical and health science fields worldwide, with an initial emphasis on companies that are involved in research, development, production and/or marketing of products in the cancer and diabetes type II field;

       "BUSINESS DAY" means any day, other than a Saturday, Sunday or a day which is a legal holiday in Montreal, Quebec;

       "BUSINESS PLAN" has the meaning ascribed thereto in Section 7.6.3 hereof;

       "BY-LAWS" means the by-laws of the Corporation, as amended or restated from time to time;

       "CONTROL" means (i) in relation to a Person that is a corporation, the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting securities of such Person and which are sufficient, if exercised, to elect a majority of its board of directors; and (ii) in relation to a Person that is a partnership, limited partnership, business trust or other similar entity, the ownership, directly or indirectly, of voting securities of such Person carrying more than fifty percent (50%) of the voting rights attaching to all voting securities of the Person or the ownership of other interests entitling the holder to exercise control and direction over the activities of such Person; "CONTROLS" and "CONTROLLED" shall have similar meanings;

       "CORPORATION" has the meaning ascribed thereto in the recitals hereof;

       "DEMAND IPO" has the meaning ascribed thereto in Section 7.12.2 hereof;

       "DIRECTORS", "BOARD OF DIRECTORS" and "BOARD" means the individuals who are, from time to time, duly elected or appointed as directors of the Corporation;

       "DISPUTE" has the meaning ascribed thereto in Section 12.1.2 hereof;

       "DRAG ALONG SHAREHOLDER" has the meaning ascribed thereto in Section
       6.4.1 hereof;

       "EMPLOYMENT AGREEMENT" has the meaning ascribed thereto in Section 6.7.3 hereof;

       "ENTITY" has the meaning ascribed thereto in Section 7.10.4 hereof;

       "ESOP" has the meaning ascribed thereto in Section 13.4 hereof;

       "EXCESS CASH FLOW" means, for the Corporation, with respect to any quarter, and without duplication, (i) cash, (ii) cash equivalents, (iii) any undrawn but available line of credit plus (iv) any working capital excluding cash and cash equivalents if such working capital is a liability in accordance with GAAP (for greater certainty, if the working capital excluding cash and cash equivalents is an asset in accordance with GAAP then no amount shall be added to "Excess Cash Flow" for the purposes hereof) less: (a) any proceeds realized from share issuances of the Corporation or any Subsidiary that are designated by the investor(s) or by the Board of Directors for investment, operating or capital expenses, as shall be conclusively determined by the Board; (b) any other funds designated by the Board for investment, operating or capital expenses pursuant to any Budget or the Business Plan; (c) any amount required to pay any contingent bonus as a result of any redemption/retraction of the Preferred Shares which are to be redeemed/retracted out of the Excess Cash Flow in that quarter; and (d) normal and prudent reserves for contingencies as determined by the Board, the whole calculated in accordance with GAAP on a consolidated basis;

       "EXECUTIVE COMMITTEE" has the meaning ascribed thereto in Section 7.9.1 hereof;

       "FMRC" has the meaning ascribed thereto in the recitals hereof;

       "FREE AND CLEAR" means free and clear of any pledge, mortgage, lien, hypothec, encumbrance, debt or right of a third party;

       "GAAP" means, at any time, generally accepted accounting principles approved by the Canadian Institute of Chartered Accountants, or any successor institute, applied on a consistent basis;

       "GLOBAL OFFER" has the meaning ascribed thereto in Section 6.4.2;

       "INFORMATION" has the meaning ascribed thereto in Section 11.1 hereof;

       "INITIAL PERIOD" has the meaning ascribed thereto in Section 6.1.1 hereof;

       "INITIATOR" has the meaning ascribed thereto in Section 6.2 hereof;

       "INTEREST" means any investment in the shares of any class in the capital stock of a Person, any investment in the ownership interests, however designated, into which an unincorporated Person is divided, any secured or unsecured creditor position (including, without limitation, any subordinated or convertible creditor position) vis-a-vis a Person; any business relationship with a Person outside the ordinary course of day-to-day operating trade relationships with that Person, whether as partner, supplier or purchaser of goods or services (including, without limitation, management or administration services), licensor, licensee or otherwise, or the provision of funds to a Person in any manner in support of the research and development or other activities of such Person in connection with the Business; the whole whether directly or indirectly;

       "INTERNAL OFFER" has the meaning ascribed thereto in Section 6.2.2 hereof;

       "INVESTEE ENTITY" means any direct or indirect Subsidiary of the Corporation, any Person in which the Corporation has, directly or indirectly, invested in the course of the Business and any Person in the business activities or undertaking of which the Corporation or a Subsidiary has acquired, in the course of the Business, any other Interest;

       "MULTIPLE VOTING SHARES" means the multiple (10X) voting shares in the share capital of the Corporation;

       "NON-COMPETE TERMINATION" means termination of the Employment Agreement
       (a) pursuant to the expiry of the Initial Term (as defined in the Employment Agreement) or any subsequent renewal period, (b) by the Corporation for Just Cause (as defined in the Employment Agreement) or
       (c) by Dr. Francesco Bellini without Good Reason (as defined in the Employment Agreement);

       "NON-COMPETITION PERIOD" means the period commencing on the date hereof and ending upon termination of this Agreement in accordance with the terms hereof;

       "NOTICE" has the meaning ascribed thereto in Section 13.2 hereof;

       "OFFEREE" has the meaning ascribed thereto in Section 6.4.1 hereof;

       "OLD SHAREHOLDERS AGREEMENT" has the meaning ascribed thereto in the recitals hereof;

       "OPPORTUNITY" has the meaning ascribed thereto in Section 9.1.1 hereof;

       "PARTIES" has the meaning ascribed thereto in the recitals hereof;

       "PARTY" has the meaning ascribed thereto in the recitals hereof;

       "PERMITTED TRANSFEREE" has the meaning ascribed thereto in Section 6.6 hereof;

       "PERSON" means an individual, a corporation, limited partnership, general partnership, joint stock company or association, joint venture, association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization and syndicate whether incorporated or not, a trustee, executor, or other legal personal representative, and any government or agency thereof;

       "PREFERRED SHARES" means the CDN$1,000 non-voting redeemable, retractable, non-cumulative preferred shares in the share capital of the Corporation;

       "PRESENTING SHAREHOLDER" has the meaning ascribed thereto in Section
       9.1.1 hereof;

       "PTIC" has the meaning ascribed thereto in the recitals hereof;

       "RECIPIENT" has the meaning ascribed thereto in Section 6.2.1 hereof;

       "RESTRICTED AREA" means the United States, Canada and any other country in which the Corporation, Subsidiary or any other Investee Entity conducts, has conducted, or has declared, at its board or management level or otherwise, its intention to conduct, at the relevant time, any business or undertaking falling within the scope of activities contemplated in the definition of "Business" in the recitals hereof or which business or undertaking is contemplated in a current budget of the Corporation, Subsidiary or any other Investee Entity;

       "SELLING SHAREHOLDER" has the meaning ascribed thereto in Section 7.12.1 hereof;

       "SHAREHOLDERS" has the meaning ascribed thereto in the recitals hereof;

       "SHARES" means the Subordinate Voting Shares, the Multiple Voting Shares and the Preferred Shares, as well as any other shares in the share capital of the Corporation that are authorized pursuant to the terms hereof;

       "SUBORDINATE VOTING SHARES" means the subordinate voting shares in the share capital of the Corporation;

       "SUBSIDIARY" means a corporation, partnership, business trust or other similar entity Controlled, directly or indirectly, by the Corporation;

       "TAG-ALONG RIGHT" has the meaning ascribed thereto in Section 6.3 hereof;

       "TECHNOLOGY" has the meaning ascribed thereto in Section 7.10.5 hereof;

       "TRANSFER" of a Share includes any sale, exchange, transfer, assignment, gift, granting of an option, mortgage, pledge, encumbrance, charge, hypothecation, alienation, disposition or other transaction, whether voluntary, involuntary or by operation of law, by which the legal or beneficial ownership of, or any security interest or other right, title or interest in, such Share passes from one Person to another or to the same Person in a different capacity, whether or not for value, and any change of Control of the legal or beneficial owner of the Share or of any Person that Controls, directly or indirectly, in any manner whatsoever, such legal or beneficial owner of the Share.

                                   ARTICLE 2

                                TERM OF AGREEMENT

2.1    Term

       This Agreement shall terminate on the earlier of:

       2.1.1 subject to Section 7.6.20 hereof, and upon its replacement with an amended and restated shareholders agreement, immediately prior to or concurrently with the closing of an initial public offering of any class of shares of the Corporation;

       2.1.2 the date this Agreement is terminated by written agreement of FMRC and PTIC; and

       2.1.3 the bankruptcy, receivership, liquidation or dissolution of the Corporation or any other similar proceeding or action.

2.2    Old Shareholders Agreement

       The Old Shareholders Agreement is hereby terminated and of no further force and effect.

                                   ARTICLE 3

                           IMPLEMENTATION OF AGREEMENT

3.1    Shareholder Covenants

       Each of the Shareholders covenants and agrees that, subject to any applicable law and regulation, it shall vote or cause to be voted the Shares held by it to accomplish and give effect to the terms and conditions of this Agreement and that it shall otherwise act in accordance with the provisions and intent of this Agreement.

3.2    Conflict

       Subject to the provisions of the Act, in the event of any conflict between the provisions of this Agreement and the Articles or By-Laws, each of the Shareholders agrees to vote the Shares held by it so as to give effect to the provisions of this Agreement.

3.3    Covenants by the Corporation

       The Corporation consents to the terms of this Agreement and hereby covenants with each of the other Parties hereto that it will at all times during the term of this Agreement be governed by the terms and provisions hereof in carrying on its Business and affairs, and each of the Shareholders shall vote or cause to be voted its respective Shares to cause the Corporation to fulfil its foregoing covenants.

3.4    One Party

       For all purposes under this Agreement, each Shareholder and its Permitted Transferees shall be considered as one Party enjoying all the rights and assuming all of the obligations pursuant to the terms of this Agreement. In a situation where a Shareholder has one or more Permitted Transferees, the Shareholder in question, so long as it remains a Shareholder, shall be deemed, for all legal purposes, to have an irrevocable power of attorney from its Permitted Transferees with respect to all matters arising out of this Agreement. Any decision by such Shareholder shall be binding upon its Permitted Transferees. The liability of such Shareholder and its Permitted Transferees shall be solidary. In the event that the Shareholder in question ceases to be a Shareholder and more than one of its Permitted Transferees remain Shareholders, then the Permitted Transferee with the greatest number of Shares shall become the agent and attorney of the other Permitted Transferees.

                                   ARTICLE 4

                             ADDITIONAL SUBSCRIPTION

4.1    Additional Subscription

       In order to meet the anticipated financial needs of the Corporation in accordance with the principles set forth in the recitals hereof, each of PTIC and FMRC hereby agree to subscribe for the following number and class of Shares for the following aggregate subscription price at the following dates:

                                NUMBER OF                 NUMBER OF
          NAME OF     SUBORDINATE VOTING SHARES    MULTIPLE VOTING SHARES
        SHAREHOLDER        (AND AGGREGATE              (AND AGGREGATE           DATE OF
                       SUBSCRIPTION PRICE TO BE   SUBSCRIPTION PRICE TO BE    SUBSCRIPTION
                           PAID THEREFORE)             PAID THEREFORE)
        ------------------------------------------------------------------------------------
           PTIC               4,000,000                   6,000,000           March 28, 2002
                             ($4,000,000)                ($6,000,000)
        ------------------------------------------------------------------------------------
           FMRC               4,000,000                   6,000,000           March 28, 2002
                             ($4,000,000)                ($6,000,000)
        ------------------------------------------------------------------------------------
           PTIC               4,000,000                   6,000,000            June 28, 2002
                             ($4,000,000)                ($6,000,000)
        ------------------------------------------------------------------------------------
           FMRC                4,000,000                  6,000,000            June 28, 2002
                              ($4,000,000)               ($6,000,000)
        ------------------------------------------------------------------------------------

4.2    Promissory Note

       Concurrently herewith, each of PTIC and FMRC shall execute promissory notes evidencing their obligation to make such subscriptions at the times and in the amounts indicated at Section 4.1 hereof in favour of the Corporation.

                                   ARTICLE 5

                               INVESTMENT PROCESS

5.1    Sourcing of Opportunities

       The Shareholders agree that, in keeping with the provisions of Section 9.1, Opportunities are to be sourced from and identified by both of them and Dr. Francesco Bellini, it being understood that by reason of his expertise and experience and the broad base of his contacts in and knowledge of the fields identified in the first recital hereof, Dr. Francesco Bellini will be the principal source of Opportunities.

5.2    Assessment and Evaluation

       5.2.1 When an Opportunity is identified pursuant to Section 9.1, it will undergo preliminary assessment and evaluation by the Chairman of the Corporation and its management.

       5.2.2 If the results of the preliminary assessment and evaluation are, in the opinion of the Chairman and management, positive, the Chairman will meet with the representatives involved in the Opportunity and will invite PTIC's management and/or nominees on the Board to accompany him to such meetings, although it is recognized that in most cases, PTIC will be relying on the Chairman and management of the Corporation to perform this second stage.

       5.2.3 If the results of the second stage assessment and evaluation are positive, the Chairman and management will perform or commission a detailed preliminary due diligence review of the Opportunity at the scientific, intellectual property, financial and market positioning levels including, without limitation and if relevant given the circumstances, an analysis of the competitive environment, existing and potential distribution channels for the target product or process, the steps and timing required to obtain any FDA/Health Canada or other relevant approvals of any product or process involved, the total projected funding requirements of the Opportunity and sources thereof with investment by the Corporation or third parties and details of the Interest (including the method by which such Interest will be controlled) that the Corporation or any Subsidiary shall take in the Opportunity.

5.3    Board Submission

       5.3.1 If the Chairman and management believe following the due diligence analysis referred to in Section 5.2.3 that the Opportunity should be pursued, it will be submitted to the Board in accordance with
              Section 9.1.1, accompanied as therein contemplated by all necessary relevant data and information.

       5.3.2 The Shareholders recognize that depending on the technology involved, the nature of the Opportunity and actual or potential competing bids, the entire assessment and evaluation process, including due diligence, Board submission and the decision as to whether or not the Corporation should invest in the Opportunity, may have to be compressed and completed within a very short time frame and that accordingly, a high degree of flexibility in the process may be advisable in the particular circumstances of a given Opportunity at the same time while respecting the necessity of thorough review and reporting at the management and Board levels in the interests of the Corporation.

       5.3.3 Beginning with the first submission to the Board, management shall create a template for future submissions in respect of Opportunities in order to permit the Board to evaluate subsequent Opportunities on a consistent basis.

5.4    Scientific Development Process

       5.4.1 On the making of any investment in technology by the Corporation or any Subsidiary or the taking an Interest in any Investee Entity, the Corporation shall determine the initial benchmarks and direction that the scientific development process aims to achieve during the development of such technology. At least during the Initial Period, the scientific development monitoring and control process of the Corporation, the Subsidiaries and the Investee Entities shall focus on scientific progress towards pre-established objectives rather than the achievement of specific financial goals or capital expenditures.

       5.4.2 The Chairman shall report to the Board on a quarterly basis, the scientific development of the projects of the Corporation, Subsidiaries and any Investee Entities. Notwithstanding the foregoing, should there be any material developments in the scientific development process of the projects of the Corporation, Subsidiaries or any Investee Entity within any quarter, the Chairman shall promptly communicate such developments to the Board in writing.

       5.4.3 All reports in respect of scientific development shall include updates on the progress in respect of pre-clinical or clinical trial projects (phase I, II or III), various research milestones previously identified, potential payments, royalties or equity participation upon achievement of any milestone or otherwise.

                                   ARTICLE 6

                           SALE AND ISSUANCE OF SHARES

6.1    Sale and Issue Restrictions

       6.1.1 Except as otherwise set forth in this Agreement, for a period beginning on the date hereof and expiring three (3) years thereafter (the "INITIAL PERIOD"), neither of the Shareholders may Transfer any of their Shares, without first obtaining the written consent of the other Shareholder, which may be arbitrarily withheld. Notwithstanding the foregoing, in circumstances of extreme economic or financial hardship which justify a sale, FMRC may sell up to twenty percent (20%) of the Shares that it holds at such time but subject to, inter alia, Sections 6.2 and 6.3 (on a pro rata basis with the sale of Shares by FMRC) hereof and provided that any transferee other than PTIC shall be considered a Permitted Transferee of FMRC for the purposes hereof.

       6.1.2 No proposed dealing with any Shares (including the issuance thereof) in violation of this Agreement shall be valid, and the Corporation shall not record the issue or the Transfer of any Shares in violation of this Agreement in the records of the Corporation nor shall any voting rights attached to such Shares be exercised, nor shall any dividends be paid on such Shares during the period of such violation. Such disqualification shall be in addition to and not in lieu of any other remedies to enforce the provisions of this Agreement.

       6.1.3 Notwithstanding anything else herein contained, every Transfer of all or a portion of the Shares held by a Shareholder, in addition to the requirements of the Articles, shall first be subject to the approval of the Board and be further subject to the condition that the proposed transferee, if not already bound by this Agreement, shall first enter into, execute and deliver such documents and instruments necessary or desirable to evidence such agreement of such transferee to be bound hereby.

6.2    Right of First Opportunity

       At any time following the Initial Period, if a Shareholder (the "INITIATOR") desires to sell all of its Shares to a third party, it shall first submit to the other Shareholder (the "RECIPIENT") an internal offer (the "INTERNAL OFFER") to sell all of the Initiator's Shares, which shall set forth the terms and conditions of such sale (including the price per Share) in strict compliance with the terms hereof:

       6.2.1 The Recipient shall be entitled by notice in writing to the Initiator within thirty (30) days from the date of receipt of a copy of the Internal Offer, to:

              (i) acquire the Shares from the Initiator in accordance with the terms and conditions of the Internal Offer;

              (ii) exercise its tag-along right pursuant to Section 6.3 hereof, in which case the Initiator and the Recipient may sell their Shares to a third party in accordance with this
                     Section 6.2 and with Section 6.3 hereof; or

              (iii) decline the Internal Offer, in which case the Initiator may sell its Shares on the terms and conditions of (or at a price per Share that is higher than that specified in) the Internal Offer to any third party (save and except that the third party shall enjoy reasonable rights of due diligence) within one hundred and twenty (120) days of receipt or deemed receipt of a written notice that the Recipient has declined the Initial Offer, failing which each of the provisions of this Section 6.2 shall again apply to any proposed sale of Shares.

       In the event that the Recipient fails to notify the Initiator within the aforesaid thirty (30) days delay, it shall be deemed to have elected to decline the Internal Offer and to have elected not to exercise its tag-along right pursuant to Section 6.3.

       6.2.2  An Internal Offer shall not be valid for purposes of this Section
              6.2 unless:

              (i) it is irrevocable and the consideration for the purchase of the Shares shall be exclusively cash;

              (ii)   all Shares sold must be Free and Clear;

              (iii) the purchaser of the Shares shall assume all of the rights and obligations in respect of the Corporation, the Subsidiaries and under this Agreement, of the Shareholder(s) who is (are) selling its (their) Shares and shall also ensure that any guaranties or other security granted by such Shareholders is (are) released upon closing;

              (iv) it requires that the purchaser of the Shares obtain on or prior to closing all requisite statutory and regulatory approvals in respect of its acquisition of the Shares to be sold;

              (v) provide for a closing date no later than one hundred and eighty (180) days from the date that the Internal Offer is received by the Recipient;

              (vi) it shall not provide for the provision of management, consulting or other fees, a payment for any non-competition covenant, the payment of salary which is reasonably attributable to the purchase price as opposed to the fair consideration for future services to be rendered by the Shareholder(s) or any of its (their) Associates, or any other Person with whom the Shareholder does not deal at Arm's Length, but shall include the purchase of any indebtedness owed by the Corporation to each of the Shareholders who are selling their Shares; and

              (vii) it shall provide that the liability under the purchase agreement of each of the Shareholders who are selling their Shares including, without limitation, liability for breach of representation or warranty or for a claim under an indemnity shall not be solidary and shall not, under any circumstances, exceed the lesser of its pro rata proportion of any claim and the purchase price payable to such Shareholder.

6.3    Tag-Along Right

       Upon receipt of an Internal Offer, the Recipient shall have the right to elect (the "TAG-ALONG RIGHT"), by notice in writing to the Initiator within thirty (30) days from the date of receipt of a copy of the Internal Offer, as a condition precedent to any sale of Shares by the Initiator to any third party, to require the third party to purchase all (subject to Section 6.1.1) of the Recipient's Shares for a price per Share which is the same as that which is equal to or higher than that which is stipulated in the Internal Offer, and otherwise upon the same terms and conditions as contained in the Internal Offer. Should the Recipient not have notified the Initiator of its intention to exercise its right to require the third party to purchase all of its Shares, within the thirty (30)-day delay mentioned hereinabove, it shall irrevocably be deemed to have elected not to exercise such right. In the event that the Recipient exercises the Tag-Along Right and the transaction does not close as a result of a fault of the Initiator or Recipient (including, without limitation, the Initiator or Recipient deciding not to sell its Shares after indicating that it would do so), the Initiator or Recipient, as the case may be, shall indemnify the other Shareholder in respect of any damage or prejudice suffered by such Shareholder as a result of the transaction not concluding.

6.4    Drag Along Right

       6.4.1 At any time following the Initial Period, if either of the Shareholders (for the purposes of this Section 6.4, an "OFFEREE") receives a "GLOBAL OFFER" (as hereinafter defined) for all the Shares held by both the Shareholders, which the Offeree wishes to accept, the Offeree shall forthwith provide a copy of the Global Offer to the other Shareholder and if such Global Offer is accepted by the other Shareholder, then the Offeree shall have the right to require the other Shareholder (herein called the "DRAG ALONG SHAREHOLDER"), on twenty (20) days notice in writing to the Drag Along Shareholder, to sell all of the Shares held by it to the third party pursuant to the terms of the Global Offer for a price per Share which is the same as that which is to be received by the Offeree, and otherwise upon the same terms and conditions as contained in the Global Offer. The Corporation is hereby irrevocably appointed the agent and attorney of the Drag Along Shareholder for the purposes of effecting registration of the third party as a shareholder in completing the sale of the Shares of the Drag Along Shareholder to the third party in accordance with this Section 6.4. In the event that the transaction does not close as a result of a fault of any of the Drag Along Shareholder or the Offeree, as the case may be, (provided that the Global Offer is accepted), the Drag Along Shareholder or the Offeree, as the case may be, who has committed a fault shall indemnify the Offeree or the Drag Along Shareholder, as the case may be, who has not committed a fault, in respect of any damage or prejudice suffered by it as a result of the transaction not concluding.

       6.4.2 For purposes hereof, "GLOBAL OFFER" shall mean an offer for all of the Shares made by a third party dealing at Arm's Length with the Shareholders and the Corporation, which shall not be valid for purposes of this Section 6.4, unless:

              (i) it is irrevocable and the consideration for the purchase of the Shares shall be exclusively cash;

              (ii)   all Shares sold must be Free and Clear;

              (iii) the purchaser of the Shares shall assume all of the rights and obligations in respect of the Corporation, the Subsidiaries and under this Agreement of the Shareholders and shall also ensure that any guarantees or other security granted by the Shareholders are released upon closing;

              (iv) it requires that the purchaser of the Shares obtain on or prior to closing all requisite statutory and regulatory approvals in respect of its acquisition of all of the Shares;

              (v) it shall not provide for the provision of management, consulting or other fees, the payment for any non-competition covenant, or the payment of salary which is reasonably attributable to the purchase price as opposed to the fair consideration for future services to be rendered by the Shareholders or any of their Associates, or any other Person with whom the Offeree does not deal at Arm's Length, but shall include the purchase of any indebtedness owed by the Corporation to the Shareholders who are selling their Shares; and

              (vi) it shall provide that the Shares of the Drag Along Shareholder shall be sold on an "As Is" basis except for a representation and warranty of the Drag Along Shareholder that its Shares are Free and Clear.

6.5    Rights of Purchaser

       Any purchaser of all of the Shares held by either Shareholder in accordance with the provisions of this Agreement shall be entitled to all of the rights and benefits accruing to such Shareholder hereunder and shall be subject to all obligations binding upon such Shareholder in respect thereof.

6.6    Transfer to an Affiliate

       Notwithstanding anything to the contrary herein, the Shareholders may Transfer or otherwise dispose of all of their Shares to a Person which,
       (i) in the case of PTIC is an Affiliate of PTIC and, (ii) in the case of FMRC is a wholly-owned subsidiary of FMRC, another trust for the benefit of Dr. Francesco Bellini and the members of his immediate family (being his wife and children of the first degree (through blood or adoption)), a wholly-owned subsidiary of such other trust, a company wholly owned by Dr. Francesco Bellini, or the wife or children of the first degree (through blood or adoption) of Dr. Francesco Bellini (in each case a "PERMITTED TRANSFEREE"), provided, in all cases, that (a) as a condition precedent to such Transfer, and without releasing the transferor hereunder, the transferee shall agree in writing to be bound by the terms and conditions of this Agreement as if it were an additional original party thereto and (b) such transferee remains at all times a Permitted Transferee of such Shareholder, failing which the Shares Transferred must be forthwith re-transferred to the original Shareholder or its Permitted Transferee.

6.7    Pre-emptive Rights

       6.7.1 If the Corporation requires additional capital by way of equity, the Corporation shall provide written notice to the Shareholders specifying the terms and conditions of the proposed equity issue including the amount of financing to be raised, the type of security to be issued, the price per security to be issued and the target completion date. Each Shareholder shall have an irrevocable right, exercisable by written notice given to the Corporation within fifteen (15) days after the giving of above notice by the Corporation, to participate in the equity financing on a pro rata basis based on the number of Shares held by such Shareholder on the terms and conditions set forth by the Corporation and indicating how many additional securities each Shareholder will purchase if the other Shareholder does not elect to exercise the right of first refusal herein granted. In the event that a Shareholder elects to subscribe for its pro rata proportion of the proposed equity issue and the other Shareholder declines to so subscribe, the Shareholder electing to so subscribe shall have the further right and option to subscribe for all or part of the remaining equity on the same terms and conditions as set forth by the Corporation. If there remains equity which no Shareholder has elected to subscribe for, the Corporation may elect to proceed with the equity financing less the amount subscribed for under this Section 6.7.1 or decline to proceed and to pursue its equity capital requirements through other sources on terms and conditions no more favourable than the terms and conditions specified to the Shareholders. Nothing contained in this Section 6.7.1 nor Section
              6.7.2 shall affect the requirement that the Board provide approval to the proposed equity financing in accordance with Section 7.6.

       6.7.2 Notwithstanding Section 6.7.1 hereof, no Shareholder shall have any rights under Section 6.7.1 in respect of:

              (i) the issue of any options or Shares of the Corporation pursuant to any ESOP;

              (ii) any Shares issued pursuant to Sections 4.1 and/or 6.7.5 hereof; and

              (iii) any Preferred Shares issued to PTIC up to an aggregate redemption/ retraction value of ten million dollars ($10,000,000).

       6.7.3 PTIC agrees and covenants that as additional monies are required, from time to time but no later than four (4) years from the date hereof, to fund the operating expenses of the Corporation, in conformity with the provisions of this Agreement, the Business Plan and the Budgets, and provided that no other Party to this Agreement, including Dr. Francesco Bellini, shall then be in material and uncured breach hereof or default hereunder, PTIC shall, pursuant to the then current Budget and Business Plan, invest from time to time as called for by the Board of Directors and within thirty (30) days of such call, up to but not exceeding, ten million dollars ($10,000,000) in the aggregate, by way of subscription for Preferred Shares; the Shareholders and the Corporation hereby agreeing, covenanting and undertaking that, subject to solvency tests pursuant to the Act and any covenants made to lenders to the Corporation, as many Preferred Shares as possible shall be redeemed by the Corporation at the end of any quarter from the Excess Cash Flow at the full redemption price thereof plus all declared and unpaid dividends thereon, the whole subject to the Act and Section 7.11.3 and notwithstanding Section 7.6.19, provided that the Preferred Shares shall be so redeemed out of such funds pro rata with the payment of any contingent bonus, which shall be payable pursuant to the Employment Agreement by and between the Corporation and Dr. Francesco Bellini (the "EMPLOYMENT AGREEMENT"). Management shall present a determination of Excess Cash Flow to the Board on a quarterly basis along with the interim financial statements of the Corporation and the Subsidiaries. At any time, any Shareholder may request that the auditors of the Corporation certify the Excess Cash Flow within thirty (30) Business Days of such request. The Corporation shall cause such auditors' certification to be sent to the Shareholders forthwith. Any redemption required in respect of the foregoing, shall be effected within thirty-five (35) Business Days of a request from PTIC. Should the Corporation fail to redeem the Preferred Shares in accordance with the foregoing, PTIC shall have the right to cause the Corporation to repurchase such Preferred Shares from any Excess Cash Flow at the full redemption price thereof and the Preferred Shares shall be repurchased on a pro rata basis with the payment of any contingent bonus which shall be payable pursuant to the Employment Agreement. In the event that the Corporation is prohibited by the Act from redeeming the Preferred Shares in accordance with the foregoing, the Shareholders hereby agree to reduce the stated capital accounts maintained for any class of Shares in order for the Corporation to fulfill its obligation hereunder.

       6.7.4 The Preferred Shares hereinabove referred to, once redeemed (even if during the Initial Period) may not be reissued by the Corporation and PTIC's remaining obligations under Section 6.7.3 shall be reduced proportionately in the aggregate and as to successive tranches accordingly.

       6.7.5 In addition to the foregoing, the Shareholders have expressed an agreement in principle to each equally contribute an additional twelve million five hundred thousand dollars ($12,500,000) to the Corporation through subscription for Subordinate Voting Shares or Multiple Voting Shares if the circumstances, in their unanimous view, justifies such investment.

6.8    Indebtedness of Shareholder to Corporation

       Notwithstanding any provision hereof to the contrary, if, on the date of closing of any sale and purchase of Shares, the selling Shareholder is indebted to the Corporation in an amount recorded on the books of the Corporation and verified by the auditors of the Corporation, then unless otherwise agreed in writing between the Corporation and the selling Shareholder, each purchasing shareholder shall pay the purchase price payable therefor by it to the Corporation by tabling and delivering to the Secretary of the Corporation, at the time of closing of such purchase and sale, the purchase price for such Shares and the Corporation shall apply the total purchase price proceeds to the repayment of the indebtedness of the selling Shareholder to the Corporation. If such proceeds exceed such indebtedness, the Corporation shall pay the excess over to the selling Shareholder at the time of closing of such purchase and sale. In the event that the selling Shareholder sells all of the Shares owned by it and the indebtedness of the selling Shareholder to the Corporation exceeds the proceeds of such sale, then the selling Shareholder shall at the date of closing pay the balance of such indebtedness to the Corporation to retire such indebtedness.

                                   ARTICLE 7

                 BOARD OF DIRECTORS, MANAGEMENT AND ORGANIZATION

7.1    Board of Directors

       7.1.1 Each of the Shareholders agrees that the Board shall consist of eight (8) Directors, namely four (4) nominees of PTIC and four (4) nominees of FMRC.

       7.1.2 The Party entitled under Section 7.1.1 to nominate a Director may replace any Director nominated by it at any time and from time to time. Any such Party who wishes to replace a Director may have such Director replaced at any duly constituted meeting of the Shareholders or shall forward a written resolution to that effect, signed by that Shareholder, to the other Shareholder not less than forty-eight (48) hours before a meeting of Directors at which such replacement director is expected to attend. Upon receipt of such written resolution, the other Shareholder shall execute the resolution and promptly return it to the Party initiating the same, who, upon receipt thereof, shall forward the signed resolution to the Corporation for filing in the corporate minute book. However, the holders of Shares entitled to nominate directors may waive in writing the right to replace any named Director under Section 7.1.1.

       7.1.3 In the event that any Shareholder sells all of its Shares in accordance with this Agreement, the nominated Directors of such Shareholder shall resign and shall provide a release to the Corporation and the purchaser of such Shares shall be entitled to the same rights, if any, to nominate Directors as such Shareholder had.

7.2    Terms of Office

       The term of office of a Director shall commence on the date of that individual's election to the Board and shall terminate at the close of the next following annual meeting of the Shareholders, provided that his successor is elected at such meeting, or at any time prior thereto if the Shareholder nominating a Director replaces such Director in accordance with Section 7.1.2.

7.3    Powers and Duties of Directors

       Subject to the Act and the provisions hereof, the Directors shall manage or supervise the business and affairs of the Corporation, except as such authority may be delegated by the Directors from time to time.

7.4    Casting Vote

       The Chairman of any meeting of the Board of Directors of the Corporation shall have no additional or casting ballot.

7.5    Exercise of Authority

       7.5.1 Unless otherwise agreed to in writing by all of the Directors, but always subject to the Act, a quorum of any meeting of the Board shall consist of a majority of Directors then in office, provided in all cases, such majority includes two (2) Directors nominated by each of FMRC and PTIC.

       7.5.2 Unless all of the Directors are present (except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or those absent waive notice, no meeting of Directors shall be validly convened unless not less than forty-eight (48) hours' written notice thereof is given in accordance with the provisions of the By-Laws.

       7.5.3 No resolution with respect to any matter may be put to any meeting of the Board unless the notice of the meeting sets forth such matter as an item on the agenda for the meeting or unless all of the Directors either are present and do not object to the matter being put to the meeting or otherwise waive the provisions of this
              Section 7.5.3.

       7.5.4 Except as otherwise herein provided, decisions of the Board shall be effective only if approved by a majority of the votes cast at a meeting of the Directors or by written resolution signed by all of the Directors.

7.6    Extraordinary Matters

       Notwithstanding any provision to the contrary in the Articles, the By-Laws or this Agreement other than Section 7.7 hereof, the following matters shall (in addition to all other matters which by law require board approval) require the approval of all of the Directors nominated by PTIC participating at the meeting (or of the sole nominee if only one be present) and all of the Directors nominated by FMRC participating at the meeting (or of the sole nominee if only one be present):

       7.6.1 the appointment and terms of employment of any individual to the office of chairman, vice-chairman, chief executive officer, chief operating officer, chief financial officer and all other senior officers and executives of the Corporation. For the first year of operation of the Corporation, Dr. Francesco Bellini shall be chairman and of the Corporation and Mr. Andre Desmarais shall be vice-chairman;

       7.6.2 any material change in the terms of employment or compensation of any officer or consultant of the Corporation or any Subsidiary other than as contemplated in the Budget;

       7.6.3 approval of the business plan of the Corporation and any material modifications thereto (the "BUSINESS PLAN"). It being accepted and agreed that the Business Plan shall be updated by the Corporation annually and approved by the Board of

              Directors at least once a year. Should the Business Plan be changed during the year, such changes must be adopted by the Board of Directors as hereinabove provided. Schedule 7.6.3 hereof contains the most recent version of the Business Plan;

       7.6.4 approval of the Budget of the Corporation and any Subsidiary and changes to or deviations from it resulting in a material and substantial variance;

       7.6.5 any material change in the Corporation's Business (other than a material change beyond the control of the Corporation) or the taking of any action which may lead to or result in such material change;

       7.6.6 acquisitions, investments, dispositions, reorganizations or other transactions that (a) involve the Corporation or the Subsidiary in any way; (b) involve an Interest of the Corporation or any Subsidiary in an Investee Entity; or (c) deviate from the Business Plan;

       7.6.7 the entering into or amendment of any agreement with any Person who is not dealing at Arm's Length with the Corporation;

       7.6.8 the taking or institution of any proceedings for the winding up, liquidation, reorganization or dissolution of the Corporation or any of its Subsidiaries;

       7.6.9 the making of an assignment for the benefit of any creditors of the Corporation or of any of its Subsidiaries;

       7.6.10 the amalgamation, consolidation, merger of, or the entering into of any agreement to amalgamate, consolidate or merge, the Corporation or any of its Subsidiaries with any Person, or the continuance or corporate reorganization of any kind of the Corporation or any of its Subsidiaries;

       7.6.11 the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation or any of its Subsidiaries or any sale, lease, exchange, or other disposition of any material asset of the Corporation or any of its Subsidiaries out of the ordinary course of business;

       7.6.12 subject to Sections 6.7.3 and 7.11.3 hereof, the establishment or adoption of a dividend policy, the declaration, payment or setting aside for payment of any dividend, the distribution of any surplus or earnings, the return of any capital or any other payment or distribution of assets of the Corporation to any Shareholder;

       7.6.13 the amendment of the Articles or By-Laws;

       7.6.14 any change in the number of Directors;

       7.6.15 the borrowing of money on behalf of the Corporation or any Subsidiary or the approval of the terms of any government assistance of any kind to the extent such governmental assistance is not included in the current Budget;

       7.6.16 any change to the auditors, lawyers or bankers of the Corporation. The Shareholders hereby agree that initially the auditors of the Corporation shall be Deloitte & Touche, Davies Ward Phillips & Vineberg LLP shall be legal counsel to the Corporation and the bankers of the Corporation shall be RBC Financial Group.

       7.6.17 the guarantee or indemnification by the Corporation or any of its Subsidiaries of, or the grant of security by the Corporation or any of its Subsidiaries for, the debts or obligations of any Person;

       7.6.18 the making of any loans or the granting of any other financial assistance to any Shareholder or Associate of any Shareholder;

       7.6.19 the issuance or allotment of Shares or the granting of any right, option or privilege to acquire any Shares or the redemption or repurchase by the Corporation of Shares, other than as contemplated in this Agreement; and

       7.6.20 subject to Section 7.12, any public offering of Shares.

7.7    Recourse against Shareholders

       7.7.1 Notwithstanding Section 7.6 hereof, in the event that the Corporation must exercise any recourse against a Shareholder (or its Affiliate including, in the case of FMRC, Dr. Francesco Bellini) or terminate, amend, modify or enforce an agreement by and between the Corporation and a Shareholder (or its Affiliate including, in the case of FMRC, Dr. Francesco Bellini), such Shareholder and its nominees on the Board shall not be entitled to participate in such decision, provided however that in the event such Shareholder disputes the existence of such recourse or termination, amendment, modification or enforcement right, then, such matter shall be considered a "Dispute" for the purposes hereof and the Corporation shall refrain from any action until final decision or award is made pursuant to Article 12 hereof.

7.8    Meetings of Shareholders

       7.8.1 The quorum for the transaction of business at any meeting of the Shareholders shall be two (2) or more persons present in person or by proxy provided that all Shares held by FMRC and PTIC are represented at the meeting. No meeting shall continue with the transaction of business in the absence of a quorum.

       7.8.2 In the case quorum is not reached at any Shareholders meeting, that meeting may be adjourned by the Shareholders attending such meeting to a later date not earlier than three (3) Business Days after such original meeting date and no later than fifteen (15) Business Days after such original meeting date, in which case the quorum required for such Shareholders meeting shall be the number of Shares present (in person or by proxy) at such meeting. A notice of the date, time and place of such meeting must be sent to all Shareholders at least three (3) Business Days prior to such meeting by facsimile and overnight courier.

       7.8.3 Subject to Section 7.6, all questions before the Shareholders shall be decided by a majority of sixty percent (60%) of the Shares of each class. The chairman of the meeting of the Shareholders shall be decided by a majority of the Shares voting, and shall have no additional or casting ballot.

7.9    Committees

       7.9.1 In the spirit of accomplishing the objectives set forth in the third and fourth recitals hereof, the Board may establish an executive committee to which the Board shall, subject to the Act, delegate certain responsibilities (the "EXECUTIVE COMMITTEE"). The Shareholders hereby agree that the Executive Committee shall consist of four (4) members, namely two (2) nominees of PTIC and two (2) nominees of FMRC. The provisions of Sections 7.2, 7.4 and
              7.5 hereof shall apply to the meetings of the Executive Committee, mutatis mutandis, except that any decisions of the Executive Committee shall be made by a unanimous decision of all members of such Executive Committee.

       7.9.2 The Board of Directors may establish and provide for other committees of the Board. All such committees shall have equal representation as between the Shareholders.

7.10   Management

       7.10.1 Subject to the foregoing, the day to day management, responsibility and supervision of the Business of the Corporation shall be entrusted to the Chairman of the Corporation. Dr. Francesco Bellini, as the Chairman shall, ensure that the Corporation does not breach any non-competition and non-solicitation clauses found at paragraphs 12, 13 and 14 of the agreement attached hereto as Schedule 7.10.1 which may be binding on him in favour of Shire BioChem Inc. (formerly BioChem Pharma Inc.).

       7.10.2 The Corporation may invest up to twenty percent (20%) of the proceeds it receives from the Shareholders on account of their subscription for Subordinate Voting Shares and Multiple Voting Shares in biotechnology and/or healthcare stocks that are publicly listed.

       7.10.3 Subject to (i) Section 7.6.12 hereof, (ii) normal and prudent reserves and compliance with solvency tests provided for pursuant to the Act or any covenants in favour of lenders to the Corporation, (iii) the redemption/retraction of the Preferred Shares pursuant to Section 6.7.3; (iv) the payment of any deferred bonus pursuant to Section 6.7.3 and (v) the provision for investments pursuant to the

              Business Plan and Budget, the Corporation and the Subsidiary (and to the extent the Corporation or any Subsidiary is able to do so, any Investee Entity) shall operate under the principle of maximum distribution of cash flow to the Shareholders. The Shareholders hereby agree that following the redemption/retraction of the Preferred Shares and payment of the bonus which shall be payable pursuant to the Employment Agreement in accordance with Section
              6.7.3 hereof, any Excess Cash Flow shall be available for distribution to the Shareholders in accordance with the foregoing. A determination as to the nature and amount of such distribution to the Shareholders shall be made by the Board of Directors on a quarterly basis. Should any Directors or Shareholders so request, the Corporation shall obtain an auditor's certification of the Excess Cash Flow in respect of any quarter.

       7.10.4 The intention of the Shareholders is to operate the Corporation on two (2) levels. The Shareholders intend that the Corporation will look to a stand-alone operation capable of supporting an initial public offering within five (5) years of the date hereof. At the same time, as technology is developed, or other business opportunities developed or acquired, they may be spun off into new vehicles (each being an "ENTITY") which could themselves be initial public offering candidates in time, or could form the nucleus of one or more private equity funds in which the Shareholders (or the Corporation) would be the general and managing partners alone or in association with others in order to attract research and development money to bring the subject technology or business (which may be partly third-party owned) to maturity and marketability. In all cases, the Shareholders will share equally in any and all such ventures.

       7.10.5 Subject to Section 9.2, all technology (including intellectual as well as intangible or tangible property, hardware, software, patents, trademarks, know-how etc. without exception or reserve (herein "TECHNOLOGY")) developed or identified by either Shareholder and relating to the Business will be transferred to the Corporation or the relevant Entity. Any technology developed by employees of the Corporation or, subject to Section 9.2, any other relevant Entity will belong to the Corporation and the Corporation shall ensure that terms of employment of all its employees and the employees of its Subsidiaries so provide in the broadest sense, including moral and other unregisterable or unassignable rights.

7.11   Insurance

       7.11.1 Within a reasonable period following the date hereof, the Corporation shall procure directors and officers liability insurance in an amount not less than five million dollars ($5,000,000) per occurrence.

       7.11.2 Within a reasonable period following the date hereof, the Corporation shall procure a key man insurance on the life and capacity of Dr. Francesco Bellini with a value of not less than fifty million dollars ($50,000,000) and a term of no less than five (5) years. Dr. Francesco Bellini shall provide his full cooperation in respect of the foregoing. The Shareholders hereby agree to (a) increase the value of such policy (i) upon making any additional investment in the Corporation pursuant to, inter alia, Section 6.7.5, (ii) should PTIC have invested in the Preferred Shares of the Corporation pursuant to Section 6.7.3 or (iii) should any bonus become payable pursuant to the Employment Agreement and; (b) extend the policy upon its expiration should the Corporation not have concluded an initial public offering at such time.

       7.11.3 The irrevocable loss payee of the key man insurance policy referred to in Section 7.11.2 above, shall be the Corporation or, in the alternative if the Shareholders agree, to the Shareholders. Notwithstanding any provision to the contrary in the Articles, the By-Laws or this Agreement (other than the preceding sentence), upon receipt of any proceeds of such key man insurance policy, the Corporation shall immediately cause dividends to be declared and paid to the Shareholders in the aggregate amount of such proceeds, which dividends shall be paid to the Shareholders in proportion to their investment in the Shares, including in the case of PTIC, its investment in the Preferred Shares referred to in Section 6.7.3 and in the case of FMRC, any accrued and unpaid bonus.

7.12   Initial Public Offering

       7.12.1 Either PTIC or FMRC may, subject to Section 7.6 hereof, request an initial public offering of the securities of the Corporation at any time following the Initial Period (such Shareholder being a "SELLING SHAREHOLDER"). Should the Corporation not have concluded an initial public offering with five (5) years (such delay may be extended by the Board for a period of up to six (6) months should market conditions not warrant an initial public offering) from the date hereof and, if following such period there remains no other liquid market for the Shares, either Selling Shareholder may, subject to applicable securities laws, regulations and policies and market conditions, notwithstanding Section 7.6 hereof, be entitled to require the Corporation to conclude an initial public offering (a "DEMAND IPO") of at least 20 percent (20%) of the Subordinate Voting Shares, the whole at the sole expense of the Corporation and with the full cooperation of the non-Selling Shareholder. Notwithstanding Section 2.1 hereof, any Selling Shareholder that desires to exercise its option to require a Demand IPO may, at any time following the initial public offering, terminate this Agreement by giving thirty (30) days written notice to the other Shareholder, save for the Right of First Opportunity and Tag-Along Right pursuant to Sections 6.2 and 6.3 hereof.

       7.12.2 In addition to the foregoing, a Selling Shareholder shall, subject to, in the case of FMRC, the prior redemption of all the Preferred Shares at the redemption price thereon, be entitled to sell into the Demand IPO, the whole or any marketable part of its Shares, the whole at the expense of the Corporation (other than as required by the relevant securities laws, regulations and policies) but subject to the advice of the underwriter selected by the Corporation, such underwriter to act reasonably.

       7.12.3 In the event that a Selling Shareholder has indicated to the other Shareholder, in writing, its interest to conclude a Demand IPO at any time following five (5) years from the date hereof and such Demand IPO has not been concluded within one hundred and twenty
              (120) Business Days of the date of such notice, the Selling Shareholder shall be entitled to, subject to the right of first refusal provided for pursuant to Section 6.2 hereof but notwithstanding the Tag-Along Right provided for pursuant to
              Section 6.3 hereof, Transfer all of its Shares to a third party.

                                   ARTICLE 8

                       FINANCIAL AND ACCOUNTING PRACTICES

8.1    Maintain Books

       The Corporation shall keep or cause to be kept at its principal office appropriate books and records with respect to the business of the Corporation. Any books and records maintained by or on behalf of the Corporation in the regular course of its business, including, without limitation, books of account and records of the proceedings of the Corporation, may be kept on, or be in the form of, computer disks, hard disks, magnetic tape or any other information storage device, provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Corporation shall be maintained for financial purposes, on an accrual basis in accordance with GAAP, consistently applied. The Shareholders (and their agents and representatives) shall have access, and may take copies from all such books and records at all reasonable times during regular business hours. All such books and records shall be maintained in the English or French language.

8.2    Fiscal Year End

       The first fiscal period of the Corporation shall end on December 31, 2001 and thereafter each fiscal year shall end on December 31. In this Agreement, reference to a fiscal year of the Corporation shall, where the context so permits, include reference to the first fiscal period of the Corporation.

8.3    Additional Reporting

       The Corporation shall, at the expense of the Corporation, distribute to the Shareholders, the following for so long as they continue to hold
       Shares:

       8.3.1 within ninety (90) days after the end of each fiscal year, the audited consolidated and non-consolidated financial statements of the Corporation and the audited financial statements of each Subsidiary;

       8.3.2 within forty-five (45) days after the end of each fiscal year, the unaudited consolidated and non-consolidated financial statements of the Corporation and the unaudited financial statements of each Subsidiary;

       8.3.3 as soon as possible and in any event within thirty (30) days of the end of each fiscal quarter, the interim consolidated and non-consolidated financial statements of the Corporation as at the end of such quarter and the interim financial statements of each Subsidiary, including a comparison to the then current Budget;

       8.3.4 on the last meeting of the Board for each quarter of the fiscal year, a certificate or a detailed report executed by the Chairman of the Corporation, stating that (i) vacation pay, wages, source deductions and taxes required to be remitted by the Corporation have been so remitted and are in good standing since the date of the last certificate, and (ii) the property of the Corporation and the operations of the Corporation's business are in compliance in all material respects with all laws. Notwithstanding the foregoing, the Chairman of the Corporation shall report verbally to the Board as the above-mentioned items at each meeting of the Board;

       8.3.5 as soon as practicable and in any event not later than thirty (30) days prior to the commencement of each fiscal year, the annual operating budget, broken down on a monthly basis, of the Corporation for the forthcoming fiscal year and the annual operating budget for each Subsidiary which budget shall include: annual revenue and operating expenses, capital expenditures, any increase or decrease of (a) the investment of the Corporation in any Subsidiary or (b) in the Interest of the Corporation or Subsidiary in any existing Investee Entity, the taking of future Interests in other Investee Entities, research and development expense budget relating to scientific development expenses as well as a forecasted balance sheet and a statement of changes in financial position, on a consolidated and unconsolidated basis, and a forecasted statement of Excess Cash Flow, the whole for the upcoming fiscal year (the "BUDGET");

       8.3.6 any notice, letter or other document informing the Corporation or any Subsidiary of the occurrence of a default or occurrence of an event of default under or pursuant to any material contract to which the Corporation or any Subsidiary is party, the effect of which may or would result in a material adverse change in the financial position, business operations or assets of the Corporation or any Subsidiary, together with comments on proposed solutions of senior management of the Corporation in order to solve such situation, within two (2) business Days of receipt of said notice, letter or document;

       8.3.7 any notice, letter or document notifying the Corporation of the violation of or default under, or potential violation of or default under any law to which the Corporation or any Subsidiary is or may be subject, the effect of which may or would result in a material adverse change in the financial position, business operations or assets of the Corporation or any Subsidiary, together with comments on proposed solutions of senior management of the Corporation in order to solve such situation, within two
              (2) business Days of receipt of such notice, letter or document;

       8.3.8 such other information respecting the financial position, business operations and assets of the Corporation or any Subsidiary as may reasonably be requested from time to time by the Shareholders;

       8.3.9 as requested by the Shareholders, access, during normal business hours, to inspect, examine and copy all books of accounts, registers, etc., of the Corporation or any Subsidiary.

                                    ARTICLE 9

             RIGHT OF FIRST BUSINESS OPPORTUNITY AND NON-COMPETITION

9.1    Right of First Business Opportunity

       9.1.1 The Corporation shall be the exclusive vehicle of the Shareholders and Dr. Francesco Bellini for investments in the nature of the Business worldwide. Each Shareholder and Dr. Francesco Bellini agrees that during the term of this Agreement, it/he and its/his Affiliates shall promptly submit any investment, business or technology opportunity falling within the scope of the Business or relating thereto which becomes known to it/him (for the purposes hereof, a "PRESENTING SHAREHOLDER"), which is reasonably available and which it/he is interested in pursuing, to the other Shareholders and to the Corporation for consideration by the Corporation together with all relevant detailed data and information, including (without limitation) that derived from the due diligence process referred to in Section 5.2.3, as shall be necessary to enable the Board of Directors to arrive at an informed opinion on the matter (an "OPPORTUNITY"). In the event that the Corporation, after due consideration by the Board of Directors over a reasonable period of time in the circumstances
              (i) determines to invest in a portion (but not all) of any Opportunity or (ii) declines to pursue to pursue such Opportunity altogether, and provided the nominees of the Presenting Shareholder on the Board of Directors have unanimously voted in favour of the Corporation investing in all of the Opportunity, the Shareholder (or Dr. Francesco Bellini) that presented the Opportunity shall be entitled to pursue such Opportunity (or remaining portion thereof) either alone or in association with other parties provided that any investment made pursuant to such Opportunity is pursued in good faith and substantially in accordance with the parameters proposed to the Corporation.

       9.1.2 The process of identification and submission of Opportunities will be as set out in Article 5 hereof.

9.2    Non-Competition - Shareholders

       Other than as permitted pursuant to Section 9.1.1 hereof, each Shareholder agrees that it shall not, during the Non-Competition Period, in the Restricted Area, on its own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever including, without limitation, as an employer, employee, mandator, mandatory, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchisor, franchisee, distributor, consultant, supplier, trustee or through any Person, carry on or be engaged in or have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business in such countries which is the same as, is substantially similar to or is in competition with the Business or with the business or undertaking of any Subsidiary or other Investee Entity or with any business or undertaking which is contemplated in a current budget or business plan of the Corporation, any Subsidiary or any other Investee Entity.

9.3    Non-Competition - Dr. Francesco Bellini

       Other than as permitted pursuant to Section 9.1.1 hereof, Dr. Francesco Bellini hereby agrees that he shall not, during the period commencing on the date hereof and ending (a) two (2) years following Non-Compete Termination in the Restricted Area, and (b) one (1) year following Non-Compete Termination in respect of all areas of the world other than the Restricted Area, on his own behalf or on behalf of any Person, whether directly or indirectly, in any capacity whatsoever including, without limitation, as an employer, employee, mandator, mandatory, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchisor, franchisee, distributor, consultant, supplier, trustee or through any Person, carry on or be engaged in or have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business in such countries which is the same as, is substantially similar to or is in competition with the Business or with the business or undertaking of any Subsidiary or other Investee Entity or with any business or undertaking which is contemplated in a current budget or business plan of the Corporation, any Subsidiary or any other Investee Entity.

9.4    Application to Family Members of Dr. Francesco Bellini

       Should any member of the immediate family of Dr. Francesco Bellini be employed or otherwise engaged by the Corporation or any Subsidiary in a senior capacity, Dr. Francesco Bellini hereby agrees that as a condition precedent to such employment or engagement, such family member shall execute an employment agreement which shall contain exclusivity and non-competition covenants and obligations no less extensive than those set forth in this Article 9.

9.5    Limitation

       The restrictions set forth in this Article 9 shall not extend to or apply to (a) any of: Power Corporation of Canada, Power Financial Corporation, Great-West Life Co. Ltd., London Insurance Group Inc., Investors Group Inc., Mackenzie Financial Corporation or Parjointco N.V. or to any of their respective Subsidiaries, Affiliates, Associates or investee companies, present or future (other than PTIC and its Affiliates) all of which are recognized by the Parties to operate independently and (b) normal course portfolio investments by each Shareholder and Dr. Francesco Bellini in public companies, up to but not exceeding five percent (5%) of the total issued and outstanding shares of all classes of any such company.

 9.6   Injunction

       Notwithstanding Article 12 hereof, each Shareholder and Dr. Francesco Bellini hereby agree that, in the event of any actual or threatened breach by either Shareholder or Dr. Francesco Bellini of any of the covenants or agreements contained in this Article 9, without prejudice to any and all other rights and recourses of the Corporation, the Shareholders and/or Dr. Francesco Bellini, the Corporation, any Shareholder or Dr. Francesco Bellini shall have the right to enforce the terms and provisions thereof by means of compelling specific performance and/or by means of injunction.

                                   ARTICLE 10

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                            AND SHAREHOLDER RELATIONS

10.1   General

       Each Shareholder and Dr. Francesco Bellini (in respect of Section 10.1.1) hereby represents and warrants to the other Shareholder and to the Corporation that such Shareholder and Dr. Francesco Bellini (in respect of Section 10.1.1):

       10.1.1 is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by such Shareholder or Dr. Francesco Bellini of this Agreement or the performance by such Shareholder or Dr. Francesco Bellini of any of the terms hereof;

       10.1.2 has duly taken all actions necessary for the authorization, execution, delivery and performance by it of this Agreement and that this Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms; and

       10.1.3 shall own its Shares beneficially and as of record with good and marketable title thereto, Free and Clear.

 10.2  The Corporation

       The Corporation hereby represents and warrants to each Shareholder that the recitals to this Agreement are true and correct as at the date hereof and that it is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or bylaw provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by the Corporation of this Agreement or the performance by the Corporation of any of the terms hereof.

10.3   Covenants of FMRC

       FMRC hereby covenants that all of the property held by it shall be for the benefit of Dr. Francesco Bellini and the members of his immediate family (being his wife and children of the first degree (through blood and adoption)) and no other Persons.

10.4   Relations among Shareholders

       In their dealings with each other as shareholders in all matters contemplated in this Agreement, the Shareholders shall deal with each other and with the Corporation in the utmost good faith and shall owe to each other the same duty of loyalty and fair dealing as would partners to each other if the Corporation were a partnership.

                                   ARTICLE 11

                                 CONFIDENTIALITY

11.1   Confidentiality

       Except in furtherance of the Corporation's business, the Parties hereto agree to treat all information, data, reports and other records ("INFORMATION") relating to the Corporation's business as confidential and will not disclose such Information to any other person other than their legal advisors or auditors without the prior written consent of the other Parties; provided, however, no Party shall be liable for any such disclosure if such Information:

       11.1.1 becomes generally available to the public other than as a result of a disclosure by a Shareholder or its representatives in violation of this Agreement or a similar agreement to which the Corporation is a party and of which the Shareholder is aware;

       11.1.2 was available to a Shareholder on a non-confidential basis without violation of this Agreement prior to its disclosure by the Corporation or its representatives;

       11.1.3 becomes available to a Shareholder on a non-confidential basis without violation of this Agreement from a source other than the Corporation or its representatives provided that such source is not bound by a confidentiality agreement with the Corporation or a duty of confidentiality to or in respect of the Corporation to the knowledge of the Shareholder; or

       11.1.4 a Shareholder is required by law to disclose, provided that a Shareholder first notifies the Corporation that it believes it is required to disclose such Information and it allows the Corporation a reasonable period of time to contest the disclosure of such Information.

11.2   Survival

       The terms of this Article 11 shall survive any termination of this Agreement without limit as to time.

                                   ARTICLE 12

                            MEDIATION AND ARBITRATION

12.1   Dispute Resolution Procedures

       12.1.1 The Parties shall, in good faith, use their reasonable efforts to cooperate and work together to preserve the intentions and mutual benefits contemplated by this Agreement, and to ensure the effective and efficient performance of its terms and conditions.

       12.1.2 Any dispute, controversy or claim between the Shareholders relating to the construction and/or interpretation of this Agreement (a "DISPUTE") shall be resolved in accordance with the provisions of this Article 12.

12.2   First Level

       All Disputes shall be referred to each of Dr. Francesco Bellini and the President of PTIC for review, consideration and resolution. If such individuals are unable to resolve the Dispute within ten (10) Business Days after referral of the matter to them, the Parties shall submit the Dispute for resolution pursuant to Section 12.3.

12.3   Mediation

       12.3.1 If any Dispute is not resolved pursuant to Section 12.2, either Party may, within ten (10) Business Day after completion of the procedures set forth in Section 12.2, refer such Dispute to mediation by serving written notice of its intention to mediate the Dispute to the other Party.

       12.3.2 The mediator of such Dispute shall be chosen by the common agreement of the Shareholders. If the Shareholders cannot agree within five (5) Business Days following the notice referred to above, the mediator shall be appointed by a judge of the Superior Court of Quebec upon application of either Shareholder or such other person who is designated for that purpose by the Shareholders.

       12.3.3 The mediator shall be an attorney or a retired judge with reasonable expertise and experience in mediating business and commercial disputes. The decision of the mediator shall not be binding on the Parties.

12.4   Arbitration

       12.4.1 If any Dispute is not resolved pursuant to Section 12.3, either Party may, within fifteen (15) Business Days after the completion of the procedures set forth in Section 12.3, refer such Dispute to arbitration by serving written notice of its intention to arbitrate the Dispute to the other Party.

       12.4.2 Arbitration of any Dispute shall be conducted in accordance with the Code of Civil Procedure (Quebec), except that such arbitration shall be conducted by a single arbitrator to be mutually agreed to by the Parties within three (3) Business Days following the date of the referral of the Dispute to arbitration. The arbitrator shall have reasonable expertise and experience in arbitrating business and commercial disputes.

       12.4.3 All arbitrations shall take place in Montreal, Quebec.

       12.4.4 Any decision of the arbitrator shall be final and binding on the Parties. The costs and expenses of the arbitration shall be paid as the arbitrator determines. The Party to whom any amount is owed as a result of an award of the arbitrator shall be entitled to payment within ten (10) Business Days of the date of award.

       12.4.5 Each of the Parties agrees to cooperate promptly and fully with the other Party with respect to all aspects of arbitration, including the appointment of the arbitrator and compliance with any requests or orders of the arbitrator.

       12.4.6 Notwithstanding the foregoing, the arbitrator shall have no power to decide any matter which requires the consent pursuant to
              Section 7.6 hereof nor shall the arbitrator be entitled to change any permanent right of a Shareholder or Director pursuant to this Agreement.

       12.4.7 During the arbitration proceeding, the business of the Corporation and any Subsidiaries shall be carried on in the ordinary course.

12.5   No Winding-Up

       Within the Initial Period, if a Dispute is not resolvable by arbitration pursuant to Section 12.4 and the absence of resolution of such Dispute would otherwise give rise to the liquidation or dissolution of the Corporation under the just and equitable rule of subsection 10(e) of the Winding-Up and Restructuring Act (Canada) or any similar or comparable applicable rule, the Parties agree to postpone any such recourse until the expiry of the Initial Period. Moreover, the Parties agree to postpone the recourse to an equivalent order under the oppression remedy provided for pursuant to Section 241 of the Act during the Initial Period.

                                   ARTICLE 13

                                 GENERAL MATTERS

13.1   No Agency or Partnership

       Nothing contained in this Agreement shall make or constitute any Party the representative, agent, principal or partner of any other Party and it is understood that no Party has the capacity to make commitments of any kind whatsoever or incur obligations or liabilities binding upon any other Party.

13.2   Notice

       Any notice, approval, consent, request or other communication (hereinafter referred to as a "NOTICE") to be given under or in connection with this Agreement shall be in writing and shall be given by personal delivery or by telecopier or other electronic communication which results in a written or printed Notice being given, addressed or sent as set out below or to such other address or electronic number or address as may from time to time be the subject of a Notice:

       If to PTIC:              751 Victoria Square
                                Montreal, Quebec
                                H2Y 2J3

                                Attention: President

                                Fax: (514) 286-7464

       If to FMRC:              1400, 350-7th Avenue S.W.
                                Calgary, Alberta
                                T2P 3N9

                                Attention: Vern Strang

                                Fax: (403) 260-0332

       If to the Corporation:   759 Victoria Square, Suite 224
                                Montreal, Quebec
                                H2Y 2J7

                                Attention: Chairman

                                Fax: (514) 288-8431

       Any Notice, if personally delivered, shall be deemed to have been validly and effectively given and received on the date of such delivery and if sent by telecopier or other electronic communication with confirmation of transmission, shall be deemed to have been validly and effectively been given and received on the Business Day next following the day it was transmitted.

13.3   Endorsement of Share Certificates

       Any and all certificates representing Shares now or hereafter beneficially owned by the Shareholders during the term of this Agreement shall have endorsed thereon, in bold type, a legend in the following form:

             "The securities evidenced by this certificate are subject to the terms of, and disposition and transfer of such securities is restricted in accordance with the provisions of, an agreement dated as of December 17, 2001 made by and among the Corporation, Power Technology Investment Corporation, Vern Strang es qualite, trustee of the FMRC Family Trust and Dr. Francesco Bellini (Intervenant). A copy of the said agreement, together with all amendments and supplements thereto, is available for inspection from the Secretary of the Corporation on request and without charge at its registered office."

13.4   Employee Stock Ownership Plan

       The Shareholders agree that the Board may establish a satisfactory stock ownership plan which shall allocate not more than ten percent (10%) of the outstanding Subordinate Voting Shares in the form of options for key employees, directors, officers and consultants of the Corporation (the "ESOP"). No key employee, director, officer or consultant of the Corporation shall be entitled to receive options to acquire more than five percent (5%) of the outstanding Subordinate Voting Shares pursuant to the ESOP. Each Optionee shall agree to execute an option agreement including a drag along and a right of first opportunity substantially similar to the terms hereof.

13.5   Quantity and Gender

       In this Agreement whenever the singular form is used, the same shall include the plural as and when required by the context. Words denoting gender include all other genders, unless a contrary intention is to be inferred from or required by the subject matter or context.

13.6   Table of Contents and Section Headings

       The Table of Contents and the Article and Section headings have been inserted for convenience only and are not a part of this Agreement.

13.7   Generally Accepted Accounting Principles

       All accounting and financial terms used herein, unless specifically provided to the contrary, shall be interpreted and applied in accordance with GAAP.

13.8   Statutes

       Any reference in this Agreement to a statute or regulations thereunder shall be deemed to be a reference to such statute or regulation as amended, re-enacted or replaced from time to time, and reference to specific parts, paragraphs or sections thereof shall include all amendments, re-enactments or replacements' unless the express provisions hereof otherwise require.

13.9   Severability

       Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid, such provision shall be deemed to be severed and deleted herefrom and such illegality and invalidity shall not affect the validity or enforceability of the remainder hereof.

13.10  Currency

       Unless otherwise indicated, all references to currency in this Agreement shall be to Canadian dollars.

13.11  Entire Agreement

       This Agreement and the other agreements executed concurrently herewith by the Shareholders (or Associates, as the case may be) constitute the entire agreement among the Parties hereto with regard to the subject matter hereof and supersede all prior agreements, understandings, representations, warranties, negotiations and discussions, whether oral or written, among the Parties hereto with respect thereto.

13.12  Governing Law

       This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Subject to the provisions of Article 12 hereof, the courts of the Province of Quebec shall have the exclusive jurisdiction to hear all disputes arising in connection with this Agreement.

13.13  Expiry of Delay

       If the expiry of any delay provided for in this Agreement falls on a non-Business Day, the delay shall be extended to the next following Business Day.

13.14  Recitals

       The recitals hereof shall form an integral part of this Agreement as if incorporated herein.

13.15  Including

       Including and any other formulation of the verb include means including or include(s), without limitation.

13.16  Binding Contract

       This Agreement binds the parties as well as their heirs, legal representatives, successors, and permitted assigns. The Transfer of all of the Shares held by any Shareholder effected in accordance with the provisions of this Agreement shall automatically result in the transfer of all of the rights and obligations of the transferor pursuant to the terms of this Agreement unless otherwise provided herein.

13.17  Reclassification of Shares

       The provisions of this Agreement shall apply, mutatis mutandis, to any shares or securities of any nature into which the Shares may be converted, exchanged, reclassified, redivided, redesignated, divided or consolidated, to any shares or securities of any nature that are received by a Shareholder as a stock dividend or distribution payable in shares, securities, warrants, rights or options of any nature of the Corporation, to any shares, securities, warrants, rights or options of any nature of the Corporation or any successor, continuing company or corporation of the Corporation that may be received by a Shareholder on a reorganization, amalgamation, arrangement, consolidation or merger, statutory or otherwise, and to any shares, securities, warrants, rights or options hereafter issued or allotted by the Corporation to a Shareholder, all of which shares, securities, warrants, rights or options shall be deemed to be Shares for all purposes of this Agreement including the definition of Shares at Section 1.1 hereof.

13.18  Assignment

       Neither this Agreement nor any rights or obligations hereunder are assignable by the Parties hereto without the prior written consent of the other Parties hereto, subject to the rights of Shareholders to Transfer their Shares pursuant to the terms of this Agreement, including, without limitation, the requirement that the purchaser of such Shares agrees to be bound hereby.

13.19  Further Assurances

       The parties hereto agree to sign such further and other papers, cause such meetings to be held and resolutions passed, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

13.20  Counterparts

       This Agreement may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

13.21  Consents and Waivers

       No consent or waiver, expressed or implied, by any Party to or of any breach or default by any other Party in the performance of any obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligation of such Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder.

13.22  Amendment

       This Agreement may only be amended by written instruments signed by all Shareholders and the Corporation.

13.23  Language of Agreement.

       The parties acknowledge that they have requested that this Agreement and all documents, notices, correspondence and legal proceedings arising from this Agreement or relating hereto be drawn up in English. Les parties reconnaissent qu'elles ont exige que cette convention ainsi que tout document, avis, correspondance et procedure legale decoulant de cette convention soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

POWER TECHNOLOGY INVESTMENT CORPORATION

Per:  /S/ Peter Kruyt
      ------------------------------------

      /S/ Vern Strang
------------------------------------------
VERN STRANG, ES QUALITE,
TRUSTEE OF FMRC FAMILY TRUST

PICCHIO PHARMACEUTICALS INC.

Per:      /s/ Peter Kruyt
      ------------------------------------




INTERVENING FOR THE PURPOSES SET FORTH IN THE LAST RECITAL HEREOF AND TO GUARANTY, ON A SOLIDARY BASIS, THE OBLIGATIONS OF FMRC PURSUANT TO ARTICLE 4 HEREOF AND HEREBY WAIVES THE BENEFIT OF ANY DIVISION AND DISCUSSION:


/s/ Francesco Bellini
------------------------------------------
DR. FRANCESCO BELLINI

SHAREHOLDERS AGREEMENT AMENDING AGREEMENT made as of the 19th day of December 2001.

BY AND AMONG:                 POWER TECHNOLOGY INVESTMENT CORPORATION, a
                              corporation duly constituted under the laws of Canada, having its head office at 751 Victoria
                              Square, Montreal, Quebec, H2Y 2J3, herein acting and represented by _______________, duly authorized as he so declares;

                              (hereinafter referred to as "PTIC")


AND: VERN STRANG ES QUALITE, TRUSTEE OF THE FMRC FAMILY TRUST, a trust duly constituted in accordance with the laws of the Province of Alberta, having its registered office at 1400, 350-7th Avenue S.W., Calgary, Alberta, T2P 3N9;

                              (hereinafter referred to as "FMRC")

                              (PTIC and FMRC are hereinafter referred to as the "SHAREHOLDERS")


AND: PICCHIO PHARMACEUTICALS INC., duly constituted under the laws of Canada, having its principal place of business at 759 Victoria Square, Suite 224, Montreal, Quebec, H2Y 2J7, herein acting and represented by ____________________, duly authorized as he so declares;

                              (hereinafter referred to as the "CORPORATION"; the Shareholders and the Corporation sometimes collectively referred to as the "PARTIES", or individually as a "PARTY")


WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a shareholders agreement made as of the 17th day of December, 2001 (the "ORIGINAL AGREEMENT");

WHEREAS the Parties wish to amend the Original Agreement in accordance with the provisions of this amending agreement (the "AMENDING AGREEMENT");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), the Parties hereto covenant and agree with each other as follows:

                                   ARTICLE 1

                                   PREAMBLE

1.1 The preamble to this Amending Agreement shall form an integral part hereof as if herein recited at length.

1.2 All capitalized terms used herein which were defined in the Original Agreement and not otherwise defined herein shall have the same meaning in this Amending Agreement as are respectively ascribed to them in the Original Agreement, unless the context otherwise requires.

                                   ARTICLE 2

                                   AMENDMENT

2.1 At the end of Section 7.10.1 of the Original Agreement, the following sentence is added:

              "No Person other than the Parties may take or claim any benefit under this clause."

2.2 Section 10.3 of the Original Agreement is hereby deleted and replaced with the following:

       "10.3  Covenant of FMRC

              FMRC hereby covenants and agrees, on behalf of those persons who are beneficiaries under the Trust Indenture of May 21, 1999 by which the FMRC Family Trust was settled (the "Indenture"), that the Shares registered to it shall held in trust exclusively for the benefit Dr. Francesco Bellini and the members of his immediate family (being his wife and children of the first degree (through blood and adoption)) (the "Bellini Beneficiaries"), that no other Persons, whether or not they are beneficiaries under the Indenture, shall have any right, either absolute or contingent, present or future, legal or beneficial, to the Shares or any interest in the Shares, that, notwithstanding the powers of trustees under the Indenture, no Shares shall be appointed, allocated, transferred or delivered to any Persons other than the Bellini Beneficiaries and that any purported appointment, allocation, transfer or delivery shall be null and void and of no effect."

                                   ARTICLE 3

                                  MISCELLANEOUS

3.1 All of the signatories hereto hereby approve, ratify and confirm the provisions of this Amending Agreement and hereby agree to be bound by the Original Agreement as amended by this Amending Agreement.

3.2 This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Subject to the provisions of Article 12 of the Original Agreement, the courts of the Province of Quebec shall have the exclusive jurisdiction to hear all disputes arising in connection with this Amending Agreement.

3.3 The parties acknowledge that they have requested that this Amending Agreement and all documents, notices, correspondence and legal proceedings arising from this Amending Agreement or relating hereto be drawn up in English. Les parties reconnaissent qu'elles ont exige que cette convention d'amendement ainsi que tout document, avis, correspondance et procedure legale decoulant de cette convention d'amendement soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

POWER TECHNOLOGY INVESTMENT CORPORATION

Per:
     ----------------------------------


---------------------------------------
VERN STRANG, ES QUALITE,
  TRUSTEE OF FMRC FAMILY TRUST


PICCHIO PHARMACEUTICALS INC.

Per:
     ----------------------------------


INTERVENING HERETO:


---------------------------------------
DR. FRANCESCO BELLINI

SHAREHOLDERS AGREEMENT AMENDING AGREEMENT made as of the 5th day of March 2002.

BY AND AMONG:                 POWER TECHNOLOGY INVESTMENT CORPORATION, a
                              corporation duly constituted under the laws of Canada, having its head office at 751 Victoria
                              Square, Montreal, Quebec, H2Y 2J3, herein acting and represented by _______________, duly authorized as he so declares;

                              (hereinafter referred to as "PTIC")


AND: VERN STRANG ES QUALITE, TRUSTEE OF THE FMRC FAMILY TRUST, a trust duly constituted in accordance with the laws of the Province of Alberta, having its registered office at 1400, 350-7th Avenue S.W., Calgary, Alberta, T2P 3N9;

                              (hereinafter referred to as "FMRC")

                              (PTIC and FMRC are hereinafter referred to as the "SHAREHOLDERS")


AND: PICCHIO PHARMACEUTICALS INC., duly constituted under the laws of Canada, having its principal place of business at 759 Victoria Square, Suite 224, Montreal, Quebec, H2Y 2J7, herein acting and represented by Dr. Francesco Bellini, duly authorized as he so declares;

                              (hereinafter referred to as the "CORPORATION"; the Shareholders and the Corporation sometimes collectively referred to as the "PARTIES", or individually as a "PARTY")


WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a shareholders agreement made as of the 17th day of December, 2001 (the "ORIGINAL AGREEMENT");

WHEREAS the Parties and Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 19th day of December, 2001 (the "FIRST AMENDMENT");

WHEREAS the Parties wish to further amend the Original Agreement, as amended by the First Amendment, in accordance with the provisions of this amending agreement (the "AMENDING AGREEMENT");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), the Parties hereto covenant and agree with each other as follows:

                                   ARTICLE 1

                                   PREAMBLE

1.1 The preamble to this Amending Agreement shall form an integral part hereof as if herein recited at length.

1.2 All capitalized terms used herein which were defined in the Original Agreement and not otherwise defined herein shall have the same meaning in this Amending Agreement as are respectively ascribed to them in the Original Agreement, unless the context otherwise requires.

                                   ARTICLE 2

                                   AMENDMENT

2.1 Section 4.1 of the Original Agreement is hereby deleted and replaced with the following:


                                NUMBER OF                 NUMBER OF
          NAME OF     SUBORDINATE VOTING SHARES    MULTIPLE VOTING SHARES
        SHAREHOLDER        (AND AGGREGATE              (AND AGGREGATE           DATE OF
                       SUBSCRIPTION PRICE TO BE   SUBSCRIPTION PRICE TO BE    SUBSCRIPTION
                           PAID THEREFORE)             PAID THEREFORE)
        --------------------------------------------------------------------------------------
            PTIC             1,000,000                 1,500,000             September 9, 2002
                            ($1,000,000)              ($1,500,000)
        --------------------------------------------------------------------------------------
            FMRC             1,000,000                 1,500,000             September 9, 2002
                            ($1,000,000)              ($1,500,000)
        --------------------------------------------------------------------------------------
            PTIC             3,000,000                 4,500,000               March 14, 2003
                            ($3,000,000)              ($4,500,000)
        --------------------------------------------------------------------------------------
            FMRC             3,000,000                 4,500,000               March 14, 2003
                            ($3,000,000)              ($4,500,000)
        --------------------------------------------------------------------------------------
            PTIC             4,000,000                 6,000,000               March 15, 2004
                            ($4,000,000)              ($6,000,000)
        --------------------------------------------------------------------------------------
            FMRC             4,000,000                 6,000,000               March 15, 2004
                            ($4,000,000)              $6,000,000
        --------------------------------------------------------------------------------------

2.2 Each reference to "vice-chairman" in Section 7.6.1 of the Original Agreement is hereby deleted and replaced with "deputy-chairman".

                                    ARTICLE 3

                                  MISCELLANEOUS

3.1 All of the signatories hereto hereby approve, ratify and confirm the provisions of this Amending Agreement and hereby agree to be bound by the Original Agreement as amended by the First Amendment and this Amending Agreement.

3.2 This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Subject to the provisions of Article 12 of the Original Agreement, the courts of the Province of Quebec shall have the exclusive jurisdiction to hear all disputes arising in connection with this Amending Agreement.

3.3 The parties acknowledge that they have requested that this Amending Agreement and all documents, notices, correspondence and legal proceedings arising from this Amending Agreement or relating hereto be drawn up in English. Les parties reconnaissent qu'elles ont exige que cette convention d'amendement ainsi que tout document, avis, correspondance et procedure legale decoulant de cette convention d'amendement soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.


                                         POWER TECHNOLOGY INVESTMENT CORPORATION

                                         Per:
                                               ---------------------------------



                                         ---------------------------------------
                                         VERN STRANG, ES QUALITE,
                                           TRUSTEE OF FMRC FAMILY TRUST


                                         PICCHIO PHARMACEUTICALS INC.


                                         Per:
                                               ---------------------------------

INTERVENING HERETO:


--------------------------------
DR. FRANCESCO BELLINI

SHAREHOLDERS AGREEMENT AMENDING AGREEMENT made as of the 16th day of October
2002.

BY AND AMONG:                 POWER TECHNOLOGY INVESTMENT CORPORATION, a
                              corporation duly constituted under the laws of Canada, having its head office at 751 Victoria
                              Square, Montreal, Quebec, H2Y 2J3, herein acting and represented by _______________, duly authorized as he so declares;

                              (hereinafter referred to as "PTIC")


AND: VERN STRANG ES QUALITE, TRUSTEE OF THE FMRC FAMILY TRUST, a trust duly constituted in accordance with the laws of the Province of Alberta, having its registered office at 1400, 350-7th Avenue S.W., Calgary, Alberta, T2P 3N9;

                              (hereinafter referred to as "FMRC")

                              (PTIC and FMRC are hereinafter referred to as the "SHAREHOLDERS")


AND: PICCHIO PHARMA INC., duly constituted under the laws of Canada, having its principal place of business at 759 Victoria Square, Suite 224, Montreal, Quebec, H2Y 2J7, herein acting and represented by Dr. Francesco Bellini, duly authorized as he so declares;

                              (hereinafter referred to as the "CORPORATION"; the Shareholders and the Corporation sometimes collectively referred to as the "PARTIES", or individually as a "PARTY")


WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a shareholders agreement made as of the 17th day of December, 2001 (the "ORIGINAL AGREEMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 19th day of December, 2001 (the "FIRST AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 5th day of March, 2002 (the "SECOND AMENDMENT");

WHEREAS the Parties wish to further amend the Original Agreement, as amended by the First Amendment and the Second Amendment, in accordance with the provisions of this amending agreement (the "AMENDING AGREEMENT");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), the Parties hereto covenant and agree with each other as follows:

                                   ARTICLE 1

                                   PREAMBLE

1.1 The preamble to this Amending Agreement shall form an integral part hereof as if herein recited at length.

1.2 All capitalized terms used herein which were defined in the Original Agreement and not otherwise defined herein shall have the same meaning in this Amending Agreement as are respectively ascribed to them in the Original Agreement, unless the context otherwise requires.

                                   ARTICLE 2

                                   AMENDMENT

2.1 Section 4.1 of the Original Agreement is hereby deleted and replaced with the following:

                               NUMBER OF                 NUMBER OF
          NAME OF     SUBORDINATE VOTING SHARES    MULTIPLE VOTING SHARES
        SHAREHOLDER        (AND AGGREGATE              (AND AGGREGATE           DATE OF
                       SUBSCRIPTION PRICE TO BE   SUBSCRIPTION PRICE TO BE    SUBSCRIPTION
                           PAID THEREFORE)             PAID THEREFORE)
        --------------------------------------------------------------------------------------
            PTIC              1,000,000                   1,500,000          September 9, 2002
                             ($1,000,000)                ($1,500,000)
        --------------------------------------------------------------------------------------
            FMRC              1,000,000                   1,500,000          September 9, 2002
                             ($1,000,000)                ($1,500,000)
        --------------------------------------------------------------------------------------
            PTIC              1,000,000                   1,500,000           October 31, 2002
                             ($1,000,000)                ($1,500,000)
        --------------------------------------------------------------------------------------
            FMRC              1,000,000                   1,500,000           October 31, 2002
                             ($1,000,000)                ($1,500,000)
        --------------------------------------------------------------------------------------
            PTIC              2,000,000                   3,000,000            March 14, 2003
                             ($2,000,000)                ($3,000,000)
        --------------------------------------------------------------------------------------
            FMRC              2,000,000                   3,000,000            March 14, 2003
                             ($2,000,000)                ($3,000,000)
        --------------------------------------------------------------------------------------
            PTIC              4,000,000                   6,000,000            March 15, 2004
                             ($4,000,000)                ($6,000,000)
        --------------------------------------------------------------------------------------
            FMRC              4,000,000                   6,000,000            March 15, 2004
                             ($4,000,000)                ($6,000,000)
        --------------------------------------------------------------------------------------

                                   ARTICLE 3

                                  MISCELLANEOUS

3.1 All of the signatories hereto hereby approve, ratify and confirm the provisions of this Amending Agreement and hereby agree to be bound by the Original Agreement as amended by the First Amendment, the Second Amendment and this Amending Agreement.

3.2 This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Subject to the provisions of Article 12 of the Original Agreement, the courts of the Province of Quebec shall have the exclusive jurisdiction to hear all disputes arising in connection with this Amending Agreement.

3.3 The parties acknowledge that they have requested that this Amending Agreement and all documents, notices, correspondence and legal proceedings arising from this Amending Agreement or relating hereto be drawn up in English. Les parties reconnaissent qu'elles ont exige que cette convention d'amendement ainsi que tout document, avis, correspondance et procedure legale decoulant de cette convention d'amendement soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

                                       POWER TECHNOLOGY INVESTMENT CORPORATION


                                       Per:
                                             -----------------------------------



                                       -----------------------------------------
                                       VERN STRANG, ES QUALITE,
                                         TRUSTEE OF FMRC FAMILY TRUST


                                       PICCHIO PHARMA INC.


                                       Per:
                                             -----------------------------------

INTERVENING HERETO:


---------------------------------
DR. FRANCESCO BELLINI

SHAREHOLDERS AGREEMENT AMENDING AGREEMENT made as of the 5th day of February, 2003.

BY AND AMONG:                 POWER TECHNOLOGY INVESTMENT CORPORATION, a
                              corporation duly constituted under the laws of Canada, having its head office at 751 Victoria
                              Square, Montreal, Quebec, H2Y 2J3, herein acting and represented by _______________, duly authorized as he so declares;

                              (hereinafter referred to as "PTIC")


AND: VERN STRANG ES QUALITE, TRUSTEE OF THE FMRC FAMILY TRUST, a trust duly constituted in accordance with the laws of the Province of Alberta, having its registered office at 1400, 350-7th Avenue S.W., Calgary, Alberta, T2P 3N9;

                              (hereinafter referred to as "FMRC")

                              (PTIC and FMRC are hereinafter referred to as the "SHAREHOLDERS")


AND: PICCHIO PHARMA INC., duly constituted under the laws of Canada, having its principal place of business at 759 Victoria Square, Suite 224, Montreal, Quebec, H2Y 2J7, herein acting and represented by Dr. Francesco Bellini, duly authorized as he so declares;

                              (hereinafter referred to as the "CORPORATION"; the Shareholders and the Corporation sometimes collectively referred to as the "PARTIES", or individually as a "PARTY")


WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a shareholders agreement made as of the 17th day of December, 2001 (the "ORIGINAL AGREEMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 19th day of December, 2001 (the "FIRST AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 5th day of March, 2002 (the "SECOND AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 16th day of October, 2002 (the "THIRD AMENDMENT");

WHEREAS the Parties wish to further amend the Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment (collectively the "AMENDING AGREEMENTS"), in accordance with the provisions of this amending agreement (the "AMENDING AGREEMENT");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), the Parties hereto covenant and agree with each other as follows:

                                   ARTICLE 1

                                   PREAMBLE

1.1 The preamble to this Amending Agreement shall form an integral part hereof as if herein recited at length.

1.2 All capitalized terms used herein which were defined in the Original Agreement and not otherwise defined herein shall have the same meaning in this Amending Agreement as are respectively ascribed to them in the Original Agreement, unless the context otherwise requires.

                                   ARTICLE 2

                                   AMENDMENT

2.1 As and from February 7, 2003, section 4.1 of the Original Agreement as amended by the Amending Agreements and this Amending Agreement is hereby deleted and replaced with the following:

                               NUMBER OF                 NUMBER OF
          NAME OF     SUBORDINATE VOTING SHARES    MULTIPLE VOTING SHARES
        SHAREHOLDER        (AND AGGREGATE              (AND AGGREGATE           DATE OF
                       SUBSCRIPTION PRICE TO BE   SUBSCRIPTION PRICE TO BE    SUBSCRIPTION
                           PAID THEREFORE)             PAID THEREFORE)
        -------------------------------------------------------------------------------------
            PTIC              360,000                  540,000                March 14, 2003
                             ($360,000)               ($540,000)
        -------------------------------------------------------------------------------------
            FMRC              360,000                  540,000                March 14, 2003
                             ($360,000)               ($540,000)
        -------------------------------------------------------------------------------------

                               NUMBER OF                 NUMBER OF
          NAME OF     SUBORDINATE VOTING SHARES    MULTIPLE VOTING SHARES
        SHAREHOLDER        (AND AGGREGATE              (AND AGGREGATE           DATE OF
                       SUBSCRIPTION PRICE TO BE   SUBSCRIPTION PRICE TO BE    SUBSCRIPTION
                           PAID THEREFORE)             PAID THEREFORE)
        -------------------------------------------------------------------------------------
            PTIC             4,000,000                  6,000,000             March 15, 2004
                            ($4,000,000)               ($6,000,000)
        -------------------------------------------------------------------------------------
            FMRC             4,000,000                  6,000,000             March 15, 2004
                            ($4,000,000)               ($6,000,000)
        -------------------------------------------------------------------------------------

                                   ARTICLE 3

                                 MISCELLANEOUS

3.1 All of the signatories hereto hereby approve, ratify and confirm the provisions of this Amending Agreement and hereby agree to be bound by the Original Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and this Amending Agreement.

3.2 This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Subject to the provisions of Article 12 of the Original Agreement, the courts of the Province of Quebec shall have the exclusive jurisdiction to hear all disputes arising in connection with this Amending Agreement.

3.3 The parties acknowledge that they have requested that this Amending Agreement and all documents, notices, correspondence and legal proceedings arising from this Amending Agreement or relating hereto be drawn up in English. Les parties reconnaissent qu'elles ont exige que cette convention d'amendement ainsi que tout document, avis, correspondance et procedure legale decoulant de cette convention d'amendement soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

                                       POWER TECHNOLOGY INVESTMENT CORPORATION


                                       Per:
                                             -----------------------------------

                                       -----------------------------------------
                                       VERN STRANG, ES QUALITE,
                                         TRUSTEE OF FMRC FAMILY TRUST


                                       PICCHIO PHARMA INC.


                                       Per:
                                             -----------------------------------


INTERVENING HERETO:


------------------------------
DR. FRANCESCO BELLINI

SHAREHOLDERS AGREEMENT AMENDING AGREEMENT made as of the 22nd day of April, 2003.

BY AND AMONG:                 POWER TECHNOLOGY INVESTMENT CORPORATION, a
                              corporation duly constituted under the laws of Canada, having its head office at 751 Victoria
                              Square, Montreal, Quebec, H2Y 2J3, herein acting and represented by _______________, duly authorized as he so declares;

                              (hereinafter referred to as "PTIC")


AND: VERN STRANG ES QUALITE, TRUSTEE OF THE FMRC FAMILY TRUST, a trust duly constituted in accordance with the laws of the Province of Alberta, having its registered office at 1400, 350-7th Avenue S.W., Calgary, Alberta, T2P 3N9;

                              (hereinafter referred to as "FMRC")

                              (PTIC and FMRC are hereinafter referred to as the "SHAREHOLDERS")


AND: PICCHIO PHARMA INC., duly constituted under the laws of Canada, having its principal place of business at 759 Victoria Square, Suite 224, Montreal, Quebec, H2Y 2J7, herein acting and represented by Dr. Francesco Bellini, duly authorized as he so declares;

                              (hereinafter referred to as the "CORPORATION"; the Shareholders and the Corporation sometimes collectively referred to as the "PARTIES", or individually as a "PARTY")


WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a shareholders agreement made as of the 17th day of December, 2001 (the "ORIGINAL AGREEMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 19th day of December, 2001 (the "FIRST AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 5th day of March, 2002 (the "SECOND AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 16th day of October, 2002 (the "THIRD AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 5th day of February, 2003 (the "FOURTH AMENDMENT");

WHEREAS the Parties wish to further amend the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment (collectively the "AMENDING AGREEMENTS"), in accordance with the provisions of this amending agreement (the "AMENDING AGREEMENT");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), the Parties hereto covenant and agree with each other as follows:

                                   ARTICLE 1

                                   PREAMBLE

1.1 The preamble to this Amending Agreement shall form an integral part hereof as if herein recited at length.

1.2 All capitalized terms used herein which were defined in the Original Agreement and not otherwise defined herein shall have the same meaning in this Amending Agreement as are respectively ascribed to them in the Original Agreement, unless the context otherwise requires.

                                   ARTICLE 2

                                   AMENDMENT

2.1 As and from April 22, 2003, section 4.1 of the Original Agreement as amended by the Amending Agreements and this Amending Agreement is hereby deleted and replaced with the following:

                               NUMBER OF                 NUMBER OF
          NAME OF     SUBORDINATE VOTING SHARES    MULTIPLE VOTING SHARES
        SHAREHOLDER        (AND AGGREGATE              (AND AGGREGATE           DATE OF
                       SUBSCRIPTION PRICE TO BE   SUBSCRIPTION PRICE TO BE    SUBSCRIPTION
                           PAID THEREFORE)             PAID THEREFORE)
        ------------------------------------------------------------------------------------
            PTIC                40,000                      60,000            April 22, 2003
                               ($40,000)                   ($60,000)
        ------------------------------------------------------------------------------------
            FMRC                40,000                       60,000           April 22, 2003
                               ($40,000)                   ($60,000)
        ------------------------------------------------------------------------------------
            PTIC               3,960,000                   5,940,000          March 15, 2004
                              ($3,960,000)                ($5,940,000)
        ------------------------------------------------------------------------------------
            FMRC               3,960,000                   5,940,000          March 15, 2004
                              ($3,960,000)                ($5,940,000)
        ------------------------------------------------------------------------------------

                                   ARTICLE 3

                                  MISCELLANEOUS

3.1 All of the signatories hereto hereby approve, ratify and confirm the provisions of this Amending Agreement and hereby agree to be bound by the Original Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and this Amending Agreement.

3.2 This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Subject to the provisions of Article 12 of the Original Agreement, the courts of the Province of Quebec shall have the exclusive jurisdiction to hear all disputes arising in connection with this Amending Agreement.

3.3 The parties acknowledge that they have requested that this Amending Agreement and all documents, notices, correspondence and legal proceedings arising from this Amending Agreement or relating hereto be drawn up in English. Les parties reconnaissent qu'elles ont exige que cette convention d'amendement ainsi que tout document, avis, correspondance et procedure legale decoulant de cette convention d'amendement soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

                                        POWER TECHNOLOGY INVESTMENT CORPORATION


                                        Per:
                                              ----------------------------------

                                        ----------------------------------------
                                        VERN STRANG, ES QUALITE,
                                          TRUSTEE OF FMRC FAMILY TRUST

                                        PICCHIO PHARMA INC.

                                        Per:
                                              ----------------------------------

INTERVENING HERETO:


-------------------------------
DR. FRANCESCO BELLINI

SHAREHOLDERS AGREEMENT AMENDING AGREEMENT made as of the 3rd day of July, 2003.

BY AND AMONG:                 POWER TECHNOLOGY INVESTMENT CORPORATION, a
                              corporation duly constituted under the laws of Canada, having its head office at 751 Victoria
                              Square, Montreal, Quebec, H2Y 2J3, herein acting and represented by _______________, duly authorized as he so declares;

                              (hereinafter referred to as "PTIC")


AND: VERN STRANG ES QUALITE, TRUSTEE OF THE FMRC FAMILY TRUST, a trust duly constituted in accordance with the laws of the Province of Alberta, having its registered office at 1400, 350-7th Avenue S.W., Calgary, Alberta, T2P 3N9;

                              (hereinafter referred to as "FMRC")

                              (PTIC and FMRC are hereinafter referred to as the "SHAREHOLDERS")


AND: PICCHIO PHARMA INC., duly constituted under the laws of Canada, having its principal place of business at 759 Victoria Square, Suite 224, Montreal, Quebec, H2Y 2J7, herein acting and represented by Dr. Francesco Bellini, duly authorized as he so declares;

                              (hereinafter referred to as the "CORPORATION"; the Shareholders and the Corporation sometimes collectively referred to as the "PARTIES", or individually as a "PARTY")


WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a shareholders agreement made as of the 17th day of December, 2001 (the "ORIGINAL AGREEMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 19th day of December, 2001 (the "FIRST AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 5th day of March, 2002 (the "SECOND AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 16th day of October, 2002 (the "THIRD AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 5th day of February, 2003 (the "FOURTH AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 22nd day of April, 2003 (the "FIFTH AMENDMENT");

WHEREAS the Parties wish to further amend the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment (collectively the "AMENDING AGREEMENTS"), in accordance with the provisions of this amending agreement (the "AMENDING AGREEMENT");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), the Parties hereto covenant and agree with each other as follows:

                                   ARTICLE 1

                                   PREAMBLE

1.1 The preamble to this Amending Agreement shall form an integral part hereof as if herein recited at length.

1.2 All capitalized terms used herein which were defined in the Original Agreement and not otherwise defined herein shall have the same meaning in this Amending Agreement as are respectively ascribed to them in the Original Agreement, unless the context otherwise requires.

                                   ARTICLE 2

                                   AMENDMENT

2.1 As and from July 3, 2003, section 4.1 of the Original Agreement as amended by the Amending Agreements and this Amending Agreement is hereby deleted and replaced with the following:

                               NUMBER OF                 NUMBER OF
          NAME OF     SUBORDINATE VOTING SHARES    MULTIPLE VOTING SHARES
        SHAREHOLDER        (AND AGGREGATE              (AND AGGREGATE           DATE OF
                       SUBSCRIPTION PRICE TO BE   SUBSCRIPTION PRICE TO BE    SUBSCRIPTION
                           PAID THEREFORE)             PAID THEREFORE)
        ------------------------------------------------------------------------------------
           PTIC                560,000                    840,000              July 3, 2003
                              ($560,000)                 ($840,000)
        ------------------------------------------------------------------------------------
           FMRC                560,000                    840,000              July 3, 2003
                              ($560,000)                 ($840,000)
        ------------------------------------------------------------------------------------
           PTIC               3,400,000                  5,100,000             July 3, 2004
                             ($3,400,000)               ($5,100,000)
        ------------------------------------------------------------------------------------
           FMRC               3,400,000                  5,100,000             July 3, 2004
                             ($3,400,000)               ($5,100,000)
        ------------------------------------------------------------------------------------

                                   ARTICLE 3

                                  MISCELLANEOUS

3.1 All of the signatories hereto hereby approve, ratify and confirm the provisions of this Amending Agreement and hereby agree to be bound by the Original Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Amending Agreement.

3.2 This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Subject to the provisions of Article 12 of the Original Agreement, the courts of the Province of Quebec shall have the exclusive jurisdiction to hear all disputes arising in connection with this Amending Agreement.

3.3 The parties acknowledge that they have requested that this Amending Agreement and all documents, notices, correspondence and legal proceedings arising from this Amending Agreement or relating hereto be drawn up in English. Les parties reconnaissent qu'elles ont exige que cette convention d'amendement ainsi que tout document, avis, correspondance et procedure legale decoulant de cette convention d'amendement soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.


                                        POWER TECHNOLOGY INVESTMENT CORPORATION


                                        Per:
                                              ----------------------------------

                                        ----------------------------------------
                                        VERN STRANG, ES QUALITE,
                                          TRUSTEE OF FMRC FAMILY TRUST


                                        PICCHIO PHARMA INC.


                                        Per:
                                              ----------------------------------


INTERVENING HERETO:


--------------------------------
DR. FRANCESCO BELLINI

SHAREHOLDERS AGREEMENT AMENDING AGREEMENT made as of the 12th day of August, 2003.

BY AND AMONG:                 POWER TECHNOLOGY INVESTMENT CORPORATION, a
                              corporation duly constituted under the laws of Canada, having its head office at 751 Victoria
                              Square, Montreal, Quebec, H2Y 2J3, herein acting and represented by _______________, duly authorized as he so declares;

                              (hereinafter referred to as "PTIC")


AND: VERN STRANG ES QUALITE, TRUSTEE OF THE FMRC FAMILY TRUST, a trust duly constituted in accordance with the laws of the Province of Alberta, having its registered office at 1400, 350-7th Avenue S.W., Calgary, Alberta, T2P 3N9;

                              (hereinafter referred to as "FMRC")

                              (PTIC and FMRC are hereinafter referred to as the "SHAREHOLDERS")


AND: PICCHIO PHARMA INC., duly constituted under the laws of Canada, having its principal place of business at 759 Victoria Square, Suite 224, Montreal, Quebec, H2Y 2J7, herein acting and represented by Dr. Francesco Bellini, duly authorized as he so declares;

                              (hereinafter referred to as the "CORPORATION"; the Shareholders and the Corporation sometimes collectively referred to as the "PARTIES", or individually as a "PARTY")


WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a shareholders agreement made as of the 17th day of December, 2001 (the "ORIGINAL AGREEMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 19th day of December, 2001 (the "FIRST AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 5th day of March, 2002 (the "SECOND AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 16th day of October, 2002 (the "THIRD AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 5th day of February, 2003 (the "FOURTH AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 22nd day of April, 2003 (the "FIFTH AMENDMENT");

WHEREAS the Parties and Dr. Francesco Bellini (Intervenant) executed a Shareholders Agreement Amending Agreement made as of the 3rd day of July, 2003 (the "SIXTH AMENDMENT");

WHEREAS the Parties wish to further amend the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment (collectively the "AMENDING AGREEMENTS"), in accordance with the provisions of this amending agreement (the "AMENDING AGREEMENT");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), the Parties hereto covenant and agree with each other as follows:

                                   ARTICLE 1

                                   PREAMBLE

1.1 The preamble to this Amending Agreement shall form an integral part hereof as if herein recited at length.

1.2 All capitalized terms used herein which were defined in the Original Agreement and not otherwise defined herein shall have the same meaning in this Amending Agreement as are respectively ascribed to them in the Original Agreement, unless the context otherwise requires.

                                   ARTICLE 2

                                   AMENDMENT

2.1 As and from August 12, 2003, section 4.1 of the Original Agreement as amended by the Amending Agreements and this Amending Agreement is hereby deleted and replaced with the following:

                               NUMBER OF                 NUMBER OF
          NAME OF     SUBORDINATE VOTING SHARES    MULTIPLE VOTING SHARES       DATE OF
        SHAREHOLDER        (AND AGGREGATE              (AND AGGREGATE         SUBSCRIPTION
                       SUBSCRIPTION PRICE TO BE   SUBSCRIPTION PRICE TO BE   (ON OR BEFORE)
                           PAID THEREFORE)             PAID THEREFORE)
       -------------------------------------------------------------------------------------
           PTIC              4,000,000                    6,000,000           March 14, 2004
                            ($4,000,000)                 ($6,000,000)
       -------------------------------------------------------------------------------------
           FMRC              4,000,000                    6,000,000           March 14, 2004
                            ($4,000,000)                 ($6,000,000)
       -------------------------------------------------------------------------------------

       For greater certainty, the aggregate obligation of each Shareholder pursuant to the Original Agreement, as amended by the Amending Agreements and this Amending Agreement, together with the resolution of the directors and shareholders dated as of the date hereof and any promissory notes of the Shareholders dated today is $10,000,000.

                                   ARTICLE 3

                                  MISCELLANEOUS

3.1 All of the signatories hereto hereby approve, ratify and confirm the provisions of this Amending Agreement and hereby agree to be bound by the Original Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and this Amending Agreement.

3.2 This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Subject to the provisions of Article 12 of the Original Agreement, the courts of the Province of Quebec shall have the exclusive jurisdiction to hear all disputes arising in connection with this Amending Agreement.

3.3 The parties acknowledge that they have requested that this Amending Agreement and all documents, notices, correspondence and legal proceedings arising from this Amending Agreement or relating hereto be drawn up in English. Les parties reconnaissent qu'elles ont exige que cette convention d'amendement ainsi que tout document, avis, correspondance et procedure legale decoulant de cette convention d'amendement soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

                                       POWER TECHNOLOGY INVESTMENT CORPORATION


                                       Per:
                                             -----------------------------------

                                       -----------------------------------------
                                       VERN STRANG, ES QUALITE,
                                         TRUSTEE OF FMRC FAMILY TRUST


                                       PICCHIO PHARMA INC.


                                       Per:
                                             -----------------------------------


INTERVENING HERETO:


------------------------------
DR. FRANCESCO BELLINI